AGREEMENT OF PURCHASE AND SALE

                                 by and between

                 THE PRICE REIT, INC., a Maryland corporation,

                                  as Purchaser

                                       and

              WESTFARMS, L.P., a Connecticut limited partnership,

                                   as Seller


                           Dated as of June 19, 1997



        _________________________________________________________________


                            Table of Contents


SECTION 1 DEFINITIONS                                        1

SECTION 2 PURCHASE AND SALE                                  7

SECTION 3 PAYMENT OF PURCHASE PRICE                          7
          3.1 Purchase Price                                 7
          3.2 Manner of Delivery                             7

SECTION 4 REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION    8
          4.1 Representations and Warranties of Purchaser
              to Seller                                      8
          4.2 Representations and Warranties of Seller       9
          4.3 Limitations Period                            12

SECTION 5 TITLE REVIEW AND DUE DILIGENCE                    13
          5.1 Title Review                                  13
          5.2 Due Diligence Review                          14
          5.3 Deliveries                                    15

SECTION 6 COVENANTS OF SELLER AND PURCHASER                 15
          6.1 Covenants                                     15
          6.2 Consents                                      15
          6.3 Liens                                         16
          6.4 Leases                                        16
          6.5 Insurance                                     16
          6.6 New Contracts                                 16
          6.7 Cooperation                                   16

SECTION 7 CONDITIONS TO PURCHASER'S OBLIGATION TO CLOSE     17
          7.1 Representations and Warranties at Closing     17
          7.2 Compliance with Agreement                     17
          7.3 Title Policy                                  17
          7.4 Approval of Board of Directors                17
          7.5 No Condemnation                               17
          7.6 Consents Received                             17
          7.7 No Change in Law                              18
          7.8 Financial Audit                               18
          7.9 Bankruptcy and Related Matters                18
         7.10 No Prior Termination                          18
         7.11 Condition of the Property                     18
         7.12 Estoppels                                     19
         7.13 Existing Loan                                 19
         7.14 Further Assurances                            19

SECTION 8 CONDITIONS TO SELLER'S OBLIGATION TO CLOSE        19
          8.1 Representations and Warranties True at Closing19
          8.2 Compliance with Agreement                     19
          8.3 No Change in Law                              19
          8.4 Bankruptcy and Related Matters                20
          8.5 No Prior Termination                          20
          8.6 Existing Loan                                 20
          8.7 Partner Consent                               20
          8.8 Further Assurances                            20

SECTION 9 CLOSING                                           20
          9.1 Time and Place                                20
          9.2 Earnest Money Deposits 20
          9.3 Deposits in Escrow Prior to Closing           21
          9.4 Seller's Deliveries to the Title Escrow       21
          9.5 Seller's Deliveries Outside the Title Escrow  22
          9.6 Purchaser's Deliveries to the Title Escrow    23
          9.7 Close of Escrow                               23
          9.8 Post-Closing Covenants                        23

SECTION 10 CLOSING ADJUSTMENTS AND RELATED ITEMS            24
         10.1 Closing Costs                                 24
         10.2 Prorations                                    24
         10.3 Title and Escrow Costs                        26
         10.4 Assumption Fee                                26
         10.5 Calculations for Closing                      26

SECTION 11 FAILURE OF SELLER TO PERFORM; TERMINATION; NO
           WAIVER                                           27
         11.1 Purchaser's Remedies                          27
         11.2 Seller's Remedies                             27
         11.3 Termination                                   28

SECTION 12 BROKERS                                          28

SECTION 13 RISK OF LOSS                                     28
         13.1 Definition of Material Damage                 28
         13.2 Effect of Non-Material Damage to Improvements 28
         13.3 Effect of Material Damage to Improvements     29
         13.4 Definition of Material Taking                 29
         13.5 Effect of Non-Material Taking                 29
         13.6 Effect of Material Taking                     30
         13.7 Extension of Outside Closing Date             30

SECTION 14 MISCELLANEOUS                                    30
         14.1 Counterparts                                  30
         14.2 Governing Law                                 30
         14.3 Entire Agreement                              30
         14.4 Amendment                                     31
         14.5 Waiver                                        31
         14.6 Successors and Assigns                        31
         14.7 Transfer to Qualified Intermediary            31
         14.8 Confidentiality                               31
         14.9 Time of the Essence                           31
        14.10 Personal Liability                            31
        14.11 Attorneys' Fees                               32
        14.12 Notices                                       32
        14.13 Headings                                      33
        14.14 Severability                                  33




                        AGREEMENT OF PURCHASE AND SALE



THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of June 19, 1997 by and between THE PRICE REIT, INC., a Maryland corporation ("Purchaser"), and WESTFARMS, L.P., a Connecticut limited partnership ("Seller").

                                RECITALS

A. Seller owns the real property commonly known as West Farms Shopping Center, a shopping center containing approximately 184,981 rentable square feet located in the towns of Farmington and New Britain, Connecticut (such property is referred to herein as the "Property"), and more particularly described on Exhibit A attached hereto.

B. Seller desires to, and Purchaser desires Seller to, transfer and assign to Purchaser, all of Seller's right, title and interest in and to the Property in exchange for the consideration more particularly described herein, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for and in consideration of the foregoing premises, and the mutual undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                           TERMS OF AGREEMENT

                               SECTION 1
                              Definitions

The following capitalized terms not otherwise defined herein shall have the following meanings herein:

Additional Earnest Money Deposit. "Additional Earnest Money Deposit" shall have the meaning set forth in Section 9.2.2 hereof.

Appurtenances. "Appurtenances" shall mean all rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitudes of any type or nature, whether now owned or hereafter acquired, which are appurtenant to or otherwise benefit the Land, including without limitation, all minerals, oil, gas and other hydrocarbon substances on or under the Land, to the extent such rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitudes are owned by Seller, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights of way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, the Improvements and the Intangible Property with respect thereto or any other appurtenance thereto, together with all rights of Seller in and to streets, sidewalks, alleys, gores, strips, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land.

Assignment of Contracts. The "Assignment of Contracts" shall mean an assignment of contracts in the form of Exhibit C attached hereto.

Assignment of Leases. The "Assignment of Leases" shall mean an assignment of leases in the form of Exhibit D attached hereto.

Assumption Agreement. The "Assumption Agreement" shall mean a form of assumption agreement acceptable to Purchaser in its sole and absolute discretion pursuant to which Purchaser shall assume the obligations of Seller under the Existing Loan arising on or after the Closing Date, and the Existing Lender shall consent to the sale of the Property to Purchaser.

Audit.  "Audit" shall have the meaning set forth in Section 7.8 hereof.

Auditor.  "Auditor" shall have the meaning set forth in Section 7.8 hereof.

Bill of Sale. The "Bill of Sale" shall mean a bill of sale in the form of Exhibit E attached hereto.

Charter Documents. "Charter Documents" shall mean the Articles of Amendment and Restatement and the Amended and Restated Bylaws of Purchaser, as amended and modified through the date hereof.

Closing. "Closing" shall mean the date and time at which (i) all of the conditions to the conveyance of the Property have been fully performed and satisfied or waived pursuant to this Agreement, (ii) Title Company is committed to issue the Title Policy, and (iii) the Deed has been recorded in the Official Records.

Closing Date.  "Closing Date" shall be the date on which the Closing occurs.

Code. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder from time to time.

Contracts. "Contracts" shall mean all written or oral management, architectural, engineering, leasing, insurance, bonding, construction, financing, guarantee, indemnity, service, maintenance, operating, repair, collective bargaining, employment, employee benefit, equipment leasing, supply, warranty, purchase, consulting, professional service, advertising, promotion, public relations and other contracts and commitments (excluding the Leases) to which Seller is a party and which relate in any way to the Real Property or any part thereof.

Deed.  "Deed" shall mean a deed in the form attached hereto as Exhibit B.

Deposits. "Deposits" shall mean, collectively, the Earnest Money Deposit and the Additional Earnest Money Deposit.

Earnest Money Deposit. "Earnest Money Deposit" shall have the meaning set forth in Section 9.2.1 hereof.

Environmental Report. "Environmental Report" shall mean, collectively, that certain Phase I dated April 1995 prepared by TRC Environmental Corp. ("TRC") as project number 18545; that certain Phase II dated April 1995 prepared by TRC as project number 18668; that certain letter dated April 30, 1995 from Vancour Construction Inc. to Seller; and that certain letter dated May 18, 1995 from TRC to Seller; each as previously delivered by Seller to Purchaser.

Environmental Requirements. "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

Escrow Company.  "Escrow Company" shall mean Lawyers Title Insurance
Corporation.

Existing Lender. "Existing Lender" shall mean Massachusetts Mutual Life Insurance Company, a Massachusetts corporation.

Existing Loan. "Existing Loan" shall mean the existing loan secured by the Property.

Existing Loan Balance. "Existing Loan Balance" shall mean the outstanding principal amount of the Existing Loan as of the Closing Date.

Existing Loan Documents.  "Existing Loan Documents" shall mean, collectively,
(i) that certain Construction Loan Agreement dated as of June 9, 1995, executed by and between Seller, as borrower, and Existing Lender, as lender; (ii) that certain Promissory Note dated June 9, 1997 in the original principal amount of $15,000,000, executed by Seller and payable to Existing Lender; (iii) that certain Open-End Construction Mortgage and Security Agreement dated as of June 9, 1995, executed by Seller, as mortgagor, to Existing Lender, as mortgagee, recorded in Volume 1200, Page 927 of the official records of Hartford County, Connecticut, and (iv) that certain Assignment of Leases and Rents dated as of June 9, 1995, executed by Seller, as assignor, to Existing Lender, as assignee, recorded in Volume 1200, Page 928 of the official records of Hartford County, Connecticut.

Existing Loan Estoppel. The "Existing Loan Estoppel" shall mean a written estoppel statement executed by Existing Lender, in form and substance acceptable to Purchaser in its reasonable discretion, setting forth the outstanding principal balance of the Existing Loan, and stating that there are no defaults (or events, conditions, circumstances or omissions that with the giving of time or the passage of time or both would constitute defaults) under the Existing Loan Documents.

FIRPTA Affidavit. "FIRPTA Affidavit" means an affidavit in the form attached hereto as Exhibit F.

Governmental Approval. "Governmental Approval" shall mean an authorization, consent or approval of, permit, license or exemption issued by, or registration or filing with, or report or notice to, any Governmental Authority.

Governmental Authority. "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including without limitation, any government and any authority, agency, department, board, commission or instrumentality of the United States of America, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator of competent jurisdiction.

Hazardous Materials. "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of Connecticut or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

Improvements. "Improvements" shall mean all of Seller's right, title, claim, interest and estate in, to and under any and all improvements, structures or fixtures constructed upon the Land including, without limitation, all buildings and structures presently located on the Land, all apparatus, equipment and appliances presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto.

Intangible Property. "Intangible Property" shall mean all of Seller's right, title, claim, interest and estate in, to and under (i) any and all intangible personal property owned by Seller which is appurtenant to or used by Seller in connection with the Real Property or the Improvements or Personal Property with respect thereto; (ii) any and all Contracts with respect to the Real Property;
(iii) any and all other property, rights in or to property, general intangibles and contractual rights which Seller may have which are necessary in connection with, or otherwise affect or relate directly to, the acquisition, development, improvement, holding, use, operation, maintenance, leasing or sale of the Real Property or the Improvements or Personal Property with respect thereto, including, but not limited to, any and all plans, specifications, subdivision maps and filings with respect thereto, applications, entitlements, Licenses and Entitlements, subdivision or other bonds, engineering or soil reports, surveys, maps, inspection reports, management reports, marketing reports, marketing displays and brochures, all contract rights, warranties from contractors, architects, engineers and material and labor suppliers whether written or implied, all books and records, all claims, choses in action, judgments, remedies, damages and causes of action, all leases, easements, licenses and rights of way, occupancy or use agreements and all other documents affecting or relating to the Real Property or the Improvements or Personal Property with respect thereto; and (iv) any and all other general intangibles, warranties, guarantees, permits, maps, surveys, entitlements and other intangible rights of any type or nature relating to any or all of the Real Property, or the Improvements or Personal Property with respect thereto.

Irrevocable Instructions. "Irrevocable Instructions" shall have the meaning set forth in Section 9.3 hereof.

Land. "Land" shall mean each separate parcel of real property described in Exhibit A attached hereto and incorporated herein by this reference and each reference to the "Land" shall refer to each such separate parcel.

Leases. "Leases" shall mean all leases, occupancy agreements and other similar agreements to which Seller is a party or by which it or any portion of the Property is bound, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Real Property.

Licenses and Entitlements. "Licenses and Entitlements" shall mean all licenses, franchises, certifications, authorizations, approvals, rights, privileges, entitlements and permits issued or approved by any governmental or quasi-governmental authority or other person or entity having authority over the Real Property, and all applications, filings and submittals therefor, in each case relating to the operation, ownership, subdivision, development, use or maintenance of the Real Property or any part thereof, including, without limitation, construction permits, grading permits, elevator permits, machinery permits, business licenses, ingress and egress permits, development agreements, subdivision, parcel and tract maps and approvals thereof, plans and/or permits required under the applicable zoning regulations, variances, utility agreements and commitments, improvement agreements, certificates of occupancy and the like.

Objectionable Matters. "Objectionable Matters" shall have the meaning set forth in Section 5.1 hereof.

Official Records. "Official Records" shall mean the official records of the jurisdiction in which the Land is located.

Outside Closing Date. "Outside Closing Date" shall mean the date which is forty-five (45) days following the final day of the Review Period, or such other date as may be mutually agreed upon by the parties.

Permitted Exceptions. "Permitted Exceptions" shall mean (i) exceptions to title approved in writing by Purchaser pursuant to Section 5 hereof, (ii) the Leases,
(iii) all matters that are disclosed on the Survey referred to in Section 5.1 hereof and approved in writing by Purchaser pursuant to Section 5 hereof, and
(iv) the mortgage and the assignment of leases and rents securing the Existing Loan.

Personal Property. "Personal Property" shall mean and include any and all tangible personal property located on or about or used in connection with the Real Property and owned by Seller, including, but not limited to, fixtures, furniture, furnishings, tools, machinery, appliances and other apparatus and equipment, plans, specifications, operational handbooks, machinery and/or equipment, operational instructions and/or specifications, surveys, drawings and business records.

Property. "Property" shall mean the Real Property, Personal Property and Intangible Property.

PTR.  "PTR" shall have the meaning set forth in Section 5.1 hereof.

Purchase Price.  "Purchase Price" shall mean the consideration described in
Section 3 hereof.

Real Property. "Real Property" shall mean the Land, the Appurtenances and the Improvements with respect thereto.

Recordation. "Recordation" shall mean the act of recording the Deed on the Closing Date in the Official Records.

Review Period. "Review Period" shall have the meaning set forth in Section 5.1 hereof.

Security Deposits. "Security Deposits" shall mean, collectively, any and all prepaid rents, refundable deposits, or other security (including letters of credit) posted or paid by any person under the Leases.

Survey.  "Survey" shall have the meaning set forth in Section 5.1 hereof.

Title Company.  "Title Company" shall mean Lawyers Title Insurance Corporation.

Title Escrow. "Title Escrow" shall have the meaning set forth in Section 3.2 hereof.

Title Notice. "Title Notice" shall have the meaning set forth in Section 5.1 hereof.

Title Policy. "Title Policy" shall have the meaning set forth in Section 7.3 hereof.



                               SECTION 2

                           Purchase and Sale

At the closing of the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement, Seller shall assign, transfer, convey and deliver to Purchaser, and Purchaser shall accept from Seller, the Property.



                               SECTION 3

                       Payment of Purchase Price

3.1. Purchase Price. The Purchase Price is Twenty Million and No/100 Dollars ($20,000,000.00) cash, subject to prorations and adjustment as provided in
Section 10 hereof.

3.2. Manner of Delivery. At the Closing, Purchaser shall cause the Purchase Price to be paid as follows:

(a) Purchaser shall assume the obligations of Seller under the Existing Loan Documents with respect to the Existing Loan Balance; and

(b) Purchaser shall cause to be paid into the escrow with the Escrow Company (the "Title Escrow") by wire transfer of immediately available funds in accordance with the provisions of Section 9 hereof, an amount equal to the difference of the Purchase Price less the Existing Loan Balance, less the Deposits and interest accrued thereon.



                               SECTION 4

            Representations and Warranties; Indemnification

4.1 Representations and Warranties of Purchaser to Seller. Purchaser hereby represents and warrants to and covenants with Seller as set forth below in this
Section 4.1.

4.1.1 Authority. Purchaser is duly organized, validly existing and in good standing under the laws of the State of Maryland, is duly qualified and in good standing as a foreign corporation in the State of California, and has the power and authority to own all of its properties and assets and to carry on its business as presently conducted. On or before the Closing Date, the execution, delivery and performance of this Agreement and all other agreements contemplated hereby will have been duly and validly authorized by all necessary action of Purchaser and this Agreement and all other agreements contemplated hereby will be valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity. Purchaser is a "real estate investment trust" as defined in Section 856 of the Code.

4.1.2 Status of Charter Documents. The Charter Documents are in full force and effect, a true, complete and correct copy thereof has been delivered to Seller, and there are no dissolution, termination or liquidation proceedings pending or contemplated with respect to Purchaser.

4.1.3 No Litigation or Adverse Events. There are no pending or threatened investigations, actions, suits, proceedings or claims against or affecting Purchaser, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign which, if determined adversely, would have a material adverse impact on the financial condition of Purchaser or the transactions contemplated hereby and, to Purchaser's knowledge, no material investigation, action, suit, proceeding or claim is threatened against or affecting Purchaser or the transactions contemplated hereby, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

4.1.4 No Default. Neither Purchaser nor, to the best of its knowledge, any other party is in default under any agreement to which Purchaser is a party, and no event exists which with the passage of time or the giving of notice or both will become a default thereunder on the part of Purchaser nor, to the best of its knowledge, any other party thereto which would have a material adverse impact on the financial condition of Purchaser.

4.1.5 No Conflict. The execution, delivery and performance by Purchaser of its obligations under this Agreement and all other agreements contemplated hereby will not contravene any provision of applicable law, the Charter Documents, any statute, law, rule or regulation, or any judgment, order or decree of any Governmental Authority or court having jurisdiction over Purchaser, and no consent, approval, authorization or order of or qualification with any Governmental Authority is required for the performance by Purchaser of its obligations under this Agreement or any other agreement contemplated hereby.

4.2 Representations and Warranties of Seller. Seller hereby represents and warrants to and covenants with Purchaser as set forth below in this Section 4.2. As used herein and elsewhere in this Agreement, the term "Seller's actual knowledge" shall mean the actual knowledge of each of Messrs. Leonard Cotton and Robert Dorfman after a review of Seller's written files with respect to the Property. Seller hereby represents and warrants that the foregoing persons are the persons employed by Seller with executive, managerial or supervisory responsibility with respect to the Property. Notwithstanding anything to the contrary provided in this Agreement, in the event Purchaser shall have actual knowledge as of the time of Closing that any of Seller's representations or warranties set forth in this Agreement are false or misleading, but shall elect to proceed to close this transaction notwithstanding such false or misleading representation or warranty, Purchaser shall be deemed to have waived any claim it may have against Seller with respect to such misrepresentation or breach of warranty unless such misrepresentation or breach of warranty was intentional.

4.2.1 Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of Connecticut, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly and validly authorized by all necessary action of Seller and the Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

4.2.2 Title. Seller holds fee simple title to the Property, and to Seller's actual knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Leases, Contracts listed on Schedule 4.2.2, matters of record, matters disclosed by the Survey and the Permitted Exceptions.

4.2.3 The Leases. A list of the current Leases is set forth in the rent roll attached hereto as Schedule 4.2.3 (the "Rent Roll"). The Rent Roll is true, complete and correct in all respects and except for the Leases set forth in the Rent Roll, there are no other leases, licenses or other agreements affecting the occupancy of the Property. With respect to each Lease: (i) the Lease is in full force and effect, and constitutes the valid and binding legal obligation of Seller and the respective tenant, enforceable against each of them in accordance with its terms; (ii) there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party; (iii) except as indicated on the Rent Roll, Seller has received no written notice of a default by Seller under the Lease and except as indicated on the Rent Roll and to Seller's actual knowledge, there exists no default by the tenant under the Lease; and (iv) no rent or additional rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

4.2.4 No Litigation or Adverse Events. Seller has received no written notice of, and to Seller's actual knowledge, there are no, pending or threatened investigations, actions, suits, proceedings or claims against or affecting Seller, the Property, any tenant, or any adjacent property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

4.2.5 Compliance with Laws. To Seller's actual knowledge, Seller is in compliance in all material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or Board of Fire Underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

4.2.6 No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's actual knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

4.2.7 Eminent Domain. To Seller's actual knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.

4.2.8 Licenses, Permits, CO's, Zoning, etc. To Seller's actual knowledge, all permits, certificates of occupancy, business licenses and all other notices, licenses, permits, certificates and authority required as of the date hereof and as of the Closing Date in connection with the use or occupancy of the Property have been obtained and are in full force and effect and in good standing.

4.2.9 Taxes and Assessments. To Seller's actual knowledge, all real property taxes, and all Seller's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. To Seller's actual knowledge, there is no existing or proposed assessment that has or may become a lien on the Property.

4.2.10 Environment. (i) Seller has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iii) to Seller's actual knowledge, except as otherwise disclosed in the Environmental Report, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to Seller's actual knowledge, except as otherwise disclosed in the Environmental Report, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to Seller's actual knowledge, except as otherwise disclosed in the Environmental Report, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property.

4.2.11 Physical Condition. To Seller's actual knowledge: (i) there are no material structural defects in the Improvements located on or at the Property; and (ii) the Improvements and Personal Property (including without limitation plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, water and sewage systems, and security systems) are in good working order and condition, except for defects or required repairs that are not material.

4.2.12 Employees.  Seller has no employees.

4.2.13 Mechanic's Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Seller or its manager.

4.2.14 Operating Statements. The financial statements delivered by Seller to Purchaser fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

4.2.15 Disclosure. No representation or warranty of Seller in this Agreement, or any information, statement or certificate furnished or to be furnished by Seller or at Seller's direction pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any materially untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading. To Seller's actual knowledge, there is no material misstatement or omission in the copies of contracts, agreements and other documents delivered by Seller in connection with the transactions contemplated hereby.

4.2.16 No Leases of Property or Assets. No material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the Seller as lessee.

4.3 Limitations Period.

4.3.1 Written Claim Requirements. Notwithstanding the foregoing, any claim regarding any breach of any representation or warranty must be asserted in writing with reasonable specificity by the Indemnified Party (as hereinafter defined), stating in reasonable detail the nature of the claim:

     (i) except as specifically provided in Section 4.3.1(iii), within one (1) year after the Closing in the case of a claim based upon a breach of the representations, warranties or covenants of Seller contained in this Agreement, or in an certificate document or instrument delivered by any Seller pursuant to this Agreement;

    (ii) except as specifically provided in Section 4.3.1(iii), within one (1) year after the Closing in the case of a claim based upon a breach of any representation, warranty or covenant of Purchaser contained in this Agreement, or in any certificate, document or instrument delivered by them pursuant to this Agreement; and

   (iii) until the expiration of the applicable statute of limitations in the case of a claim based upon a breach of the representation, warranty or covenant of (a) Seller set forth in Sections 4.2.1, 4.2.2 or 4.2.10, or (b) Purchaser set forth in Section 4.1.1 of this Agreement.

4.3.2 Survival if Written Claim Submitted in Timely Manner. If so asserted in writing prior to the applicable expiration date, such claims for indemnification shall survive until resolved by mutual agreement between the Indemnifying Party and the Indemnified Party (as hereinafter defined) or by judicial determination. Any claim for indemnification not so asserted in writing prior to the applicable expiration date shall not thereafter be asserted and shall forever be waived; provided, however, that the foregoing shall in no way restrict claims based upon fraud. Each party who may call upon or obligate another party to make an indemnity payment hereunder is referred to as an "Indemnified Party." Each party who may be called upon or obligated to make an indemnity payment hereunder is referred to as an "Indemnifying Party." All amounts paid by an Indemnifying Party to an Indemnified Party hereunder shall be paid solely in cash.



                               SECTION 5

                    Title Review and Due Diligence

5.1 Title Review. As soon as practicable following the execution of this Agreement but in no event later than fifteen (15) days after the date of this Agreement, Seller shall provide Purchaser with a current ALTA survey of the Property, certified to Purchaser and the Title Company in a form reasonably required by Buyer (the "Survey"). As soon as practicable following the execution of this Agreement but in no event later than ten (10) days after the date of this Agreement, Seller shall cause the Title Company to provide to Purchaser a current preliminary title report with respect to the Property (the "PTR"). Purchaser shall have until the date that is thirty (30) business days after the date hereof (the "Review Period") to examine the PTR and the Survey. Purchaser shall give a written notice to Seller (the "Title Notice") before the end of the Review Period, either stating that Purchaser has approved the matters disclosed in the PTR and Survey or identifying those matters in the PTR and/or Survey which Purchaser finds objectionable (the "Objectionable Matters"). If Purchaser fails to give a timely Title Notice, it shall be deemed to have given a Title Notice on the last day of the Review Period stating that all matters set forth in the PTR and Survey are Permitted Exceptions. Seller may elect to attempt to cure or remove any Objectionable Matter by giving Purchaser notice of such election within ten (10) days following the Title Notice, but shall be under no obligation to do so (except with respect to liens securing the obligation to repay borrowed money). If Seller delivers a notice electing to cure or remove each Objectionable Matter on or before the tenth (10th) day following the Title Notice (whether or not Seller shall have made a timely election to attempt to cure), then Seller shall be deemed to have covenanted to Purchaser to remove each Objectionable Matter on or prior to the Closing Date. If Seller fails to deliver a notice electing to cure or remove each Objectionable Matter on or before the tenth (10th) day following the Title Notice, then Seller shall be deemed to have elected to refuse to cure such Objectionable Matters. In the event Seller elects not to cure such Objectionable Matters, or elects to cure such Objectionable Matters and fails or refuses to cure said Objectionable Matters, Purchaser shall have the option, which must be exercised within ten (10) days of the earlier to occur of (i) Purchaser's receipt of Seller's response or deemed response, or (ii) Closing,
(a) to waive Purchaser's objections and purchase the Property as otherwise contemplated in this Agreement, notwithstanding such Objectionable Matters, in which event the Objectionable Matters shall be deemed to be Permitted Exceptions; provided, however, that Seller shall remain obligated to remove all monetary encumbrances (other than liens securing the obligation to repay borrowed money) affecting the Property or any portion thereof prior to Closing, and Seller agrees that no monetary encumbrances (other than liens securing the obligation to repay borrowed money) shall be deemed to be Permitted Exceptions, or (b) to terminate this Agreement by written notice to Seller and Escrow Company, whereupon any and all rights and obligations of Purchaser and Seller hereunder shall terminate (other than any such obligations which, by their express terms, survive any termination of this Agreement) and within five (5) days after Purchaser has provided notice to Escrow Company, Escrow Company shall deliver to Purchaser the Deposits, together with interest thereon.

5.2 Due Diligence Review. Purchaser shall have the right until the conclusion of the Review Period to complete a customary due diligence review of the Property, at the sole cost and expense of Purchaser. Seller shall permit access to the Property by Purchaser and its agents, and shall afford them the opportunity to inspect and perform any reasonable and non-intrusive tests upon the Property that Purchaser deems necessary or appropriate to determine whether the Property is suitable for Purchaser's purposes; provided that Purchaser shall not unreasonably interfere with Seller's or any tenant's use of the Property. Purchaser shall not disturb or disrupt the business activities of Seller at the Property or of the tenants of the Property. Inspections of the Property shall be conducted only with the prior consent of Seller's property manager (which consent Seller shall not be unreasonably withheld or delayed), and only after Purchaser has provided Seller with evidence reasonably acceptable to Seller of the availability of adequate public liability insurance with respect to losses or damages arising out of such inspection. Prior to commencing any tests or investigations which contemplate the drilling or disturbance of the surface of the Property or any improvements thereto, Purchaser shall submit to Seller its operational plans for conducting such inspections and tests, which plans shall be subject to Seller's prior written approval, which approval shall not be unreasonably withheld. Purchaser shall pay for, restore or otherwise appropriately remedy, and shall indemnify, defend and hold Seller harmless from and against all damages to the Property and any and all claims, losses, liens, charges, liabilities and expenses arising as a result of any property damage or injury to individuals caused by the actions of Purchaser or its agents in connection with any due diligence, inspection or testing performed by them. Purchaser's due diligence shall include, without limitation, a detailed inspection and evaluation of (a) the physical condition of the Property (including, without limitation, HVAC, plumbing, electrical and similar systems),
(b) all other matters concerning the Property (including, without limitation, zoning, building permits, certificates of occupancy, business licenses and all other notices, licenses, permits, certificates and governmental approvals),
(c) the books and records of the Property (including, without limitation, financial operating data) and (d) the environmental condition of the Property. In the event Purchaser, after conducting in good faith such inspections, investigations, and tests, determines in its sole discretion that the Property or any part thereof is not suitable for its purposes, then, at any time on or prior to expiration of the Review Period, Purchaser may terminate this Agreement upon written notice to Seller. If Purchaser has not made an affirmative written election prior to the expiration of the Review Period to terminate this Agreement, Purchaser shall be deemed to have elected as of the last day of the Review Period to waive any right to object to matters disclosed by Purchaser's due diligence review and to terminate this Agreement due to Purchaser's disapproval thereof. The provisions of this Section 5.2 shall survive the Closing or a termination of this Agreement for any reason, for a period of one
(1) year.

5.3 Deliveries. On or prior to the date that is five (5) days after the date hereof, Seller shall provide to Purchaser or its agents, to the extent that such items are in the possession of, or are reasonably available to, Seller or its agents, true, complete and correct copies of the following documents with respect to the Property: (i) all as-built plans and specifications; (ii) current rent rolls setting forth at least the following information:
(A) tenant's name; (B) space occupied (square feet); (C) commencement date of Lease; (D) expiration date of Lease; (E) options, if any; (F) actual collections and scheduled rent; (G) rental concessions (existing or future); (H) security deposits; and (I) historical percentage rents; (iii) copies of all certificates of occupancy and all other Licenses and Entitlements; (iv) a list of personnel working at the Property, their positions and salaries; (v) a list of all capital improvements completed at the Property over the past 24 months; (vi) copies of all monthly operating statements for the Property for 1994, 1995 and 1996, certified as accurate by the managing general partner of Seller, setting forth all income and expenses; (vii) copies of all utility bills for the past 12 months and the most current tax bill; (viii) a copy of the standard lease agreement used by all tenants; (ix) copies of all Contracts; (x) copies of all environmental studies and work product, marketing studies, engineering studies, appraisals and other studies with respect to the Property; and (xi) all insurance policies maintained with respect to the Property for the last three years.


                               SECTION 6

                   Covenants of Seller and Purchaser

     (A) From and after the date of this Agreement, until the earlier of the termination of this Agreement or the Closing (provided that nothing in this sentence shall diminish the survivability of the covenants set forth in this
Section 6), Seller agrees with Purchaser as follows:

6.1 Covenants. Seller shall conduct the business of the Property in the ordinary course, consistent with past practice, shall make all repairs, replacements and improvements in the ordinary course and shall not without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, and except in the ordinary course of business, amend, modify or terminate any material agreements or other material instruments relating to the Property which agreements or instruments will remain an obligation with respect to the Property on or after Closing.

6.2 Consents. Seller shall use its best efforts to obtain any approvals, waivers or other consents of third parties which are to be obtained by Seller and are required to consummate the transactions contemplated by this Agreement, and shall cooperate with Purchaser in obtaining any approvals, waivers or other consents of third parties required to consummate the transactions contemplated by this Agreement.

6.3 Liens. Seller shall keep the Land and the Improvements free and clear of all liens, claims or demands, including, but not limited to, mechanics' liens, in connection with work performed and materials provided before the Closing, and if any such lien is filed or levied, Seller secure its release on or prior to Closing. Seller shall not cause or to allow any encumbrance, lien, deed of trust or similar financial lien to be placed against the Property, whether or not recorded, without the prior written consent of Purchaser.

6.4 Leases. Without Purchaser's prior written consent, Seller shall not enter into any Lease with respect to the Property or modify, terminate or extend any existing Lease with respect to the Property.

6.5 Insurance. Seller shall maintain all insurance with respect to the Property in effect on the date hereof.

6.6 New Contracts. Without Purchaser's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned, Seller shall not become a party to any new Contracts that will remain an obligation with respect to the Property on or after the Closing unless such Contracts are entered into in the ordinary course of business consistent with Seller's past practice, are with unaffiliated third parties and are terminable on not more than thirty (30) days notice without the payment of any termination fee, premium or penalty.

6.7 Cooperation. Sellers shall cooperate fully with Purchaser's inspections and investigations of the Property, which cooperation shall include making available at all reasonable times to authorized representatives of Purchaser for inspection and copying (at Purchaser's expense) any and all files, documents, correspondence, books, records and other written materials in any way relating to the Property. Seller shall respond promptly to any inquiry which Purchaser may make from time to time with respect to the information contained in such materials, and shall instruct its agents, employees and representatives to give specific answers to Purchaser's inquiries from time to time relating to the condition and operation of the Property. Seller shall continue to cooperate with Purchaser following the Closing with respect to any inquiries made by Purchaser regarding the Property or Seller including, without limitation, assisting with the completion of the Audit (as defined in Section 7.8 below).

     (B) Survival. The foregoing covenants set forth in this Section 6 shall survive the Closing for one (1) year, unless prior to such date Purchaser has given notice to Seller of a breach of any covenant of Seller together with a reasonably detailed explanation of the alleged breach, in which case the covenant so identified shall survive without limitation.


                               SECTION 7

              Conditions to Purchaser's Obligation to Close

The obligation of Purchaser to close hereunder shall be subject to the timely satisfaction of the following conditions unless waived by Purchaser in its sole and absolute discretion:

7.1 Representations and Warranties True at Closing. The representations and warranties made by Seller in this Agreement shall be true in all material respects as of the Closing with the same effect as though such representations and warranties had been made or given at the Closing.

7.2 Compliance with Agreement. Seller shall have performed and complied in all respects with its obligations under this Agreement which are to be performed or complied with by them prior to or at the Closing.

7.3 Title Policy. Purchaser shall have received from the Title Company an unconditional commitment to issue to Purchaser, an owner's title policy on standard ALTA Form B (1970) (or equivalent), in form and substance acceptable to Purchaser with respect to the Property, subject only to the Permitted Exceptions ("Title Policy"). The Title Policy shall include extended coverage and such endorsements, in form and substance satisfactory to Purchaser, as Purchaser shall reasonably require. Seller shall deliver to the Title Company such documents as are reasonable and customary in similar transactions in the vicinity of the Property, and shall perform such other acts, as the Title Company shall reasonably require in order to issue the Title Policy.

7.4 Approval of Board of Directors. Purchaser shall have obtained the approval of the terms of this Agreement by the Board of Directors ("Board") of Purchaser. Notwithstanding anything in this Agreement to the contrary, should Purchaser fail to notify Seller of final Board approval on or prior to the expiration of the Review Period, this Agreement shall terminate and neither Purchaser nor Seller shall have any further obligation to each other and the Deposits and all accrued interest thereon shall be returned to Purchaser.

7.5 No Condemnation. Subject to Section 13.1, there shall be no pending or threatened condemnation or taking of any part of the Real Property or any means of ingress or egress thereto (other than a minor street widening, or other immaterial taking, which, in Purchaser's reasonable judgment, does not materially adversely affect the Real Property) or any parking therefor.

7.6 Consents Received. Purchaser shall have received all required material third party consents and approvals, including all lender consents and all required Governmental Approvals, including the approval of any state authorities in respect of any sale of securities of Purchaser.

7.7 No Change in Law. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that (i) prohibits the consummation of the transactions contemplated hereby or (ii) has a material adverse impact on the Property or the income therefrom, including without limitation the level of occupancy of the Property, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

7.8 Financial Audit. During the period commencing with the execution and delivery of this Agreement and extending through the Closing Date, Purchaser may, in its sole and absolute discretion, cause its independent accounting firm or another accounting firm selected by Purchaser ("Auditor") to perform an audit of the revenue and operating expenses of the Property for the year ending December 31, 1996, and the period from January 1, 1997 through the Closing Date (the "Audit") at Purchaser's sole cost and expense. In connection with the Audit, Seller shall sign a management representation agreement in customary form which shall be acceptable in substance to Auditor. Notwithstanding anything herein to the contrary, Purchaser's acceptance of the results of the Audit shall not be a condition to Closing after the conclusion of the Review Period, but Seller's continued cooperation with the completion of the Audit shall be a condition to Closing through the Closing Date.

7.9 Bankruptcy and Related Matters. At no time on or before the Closing Date shall any of the following have been done by, against or with respect to Seller or any general partner therein: (i) the commencement of a case under Title 11 of the U.S. Bankruptcy Code, as now constituted or hereafter amended, or under any applicable Federal or state bankruptcy law or similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

7.10 No Prior Termination. This Agreement shall not have previously been terminated by Seller or Purchaser pursuant to Section 5 hereof or Section 13 hereof.

7.11 Condition of the Property. The physical condition of the Property shall be in the same condition as on the date of expiration of the Review Period, ordinary wear and tear excepted. There shall not have occurred between the date hereof and the Closing Date any material adverse change in the Property including, without limitation, the level of occupancy of the Property or any material adverse change in the condition of any tenant under any lease of the
Property.   All building permits, certificates of occupancy, business licenses and all other licenses, permits, certificates and authority required as of the Closing Date in connection with the construction, use or occupancy of the Property shall be in full force and effect and in good standing.

7.12 Estoppels. Purchaser shall have received written estoppel statements, in the form attached hereto as Exhibit G and otherwise in form and substance acceptable to Purchaser from each tenant or subtenant under a Lease of the Property demising 7,500 rentable square feet or more of the Property. In addition, Purchaser shall have received written estoppel statements, in the form attached hereto as Exhibit G and otherwise in form and substance acceptable to Purchaser, from 85% of the tenants or subtenants under Leases of the Property demising less than 7,500 rentable square feet of the Property, or from Seller.

7.13 Existing Loan. Purchaser shall have received and approved the Existing Loan Documents, the Existing Loan Estoppel and the Assumption Agreement.

7.14 Further Assurances. Seller, at the request of Purchaser, shall have furnished, executed, and delivered such documents, instruments, certificates, notices, or other further assurances as Purchaser shall reasonably request as necessary to effect complete consummation of this Agreement and the transactions contemplated by this Agreement.



                               SECTION 8

              Conditions to Seller's Obligation to Close

The obligation of Seller to close hereunder shall be subject to satisfaction of the following conditions in favor of Seller unless waived by Seller:

8.1 Representations and Warranties True at Closing. The representations and warranties made by Purchaser in this Agreement shall be true in all material respects as of the Closing with the same effect as though such representations and warranties had been made or given at the Closing.

8.2 Compliance with Agreement. Purchaser shall have erformed and complied in all respects with all of its obligations under this Agreement which are to be performed or complied with prior to or at the Closing.

8.3 No Change in Law. No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits the consummation of the transactions contemplated hereby (or results in any material change in the treatment of such transactions for Federal tax purposes), and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

8.4 Bankruptcy and Related Matters. At no time on or before the Closing Date shall any of the following have been done by, against or with respect to
Purchaser: (i) the commencement of a case under Title 11 of the U.S. Bankruptcy Code, as now constituted or hereafter amended, or under any applicable Federal or state bankruptcy law or similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation.

8.5 No Prior Termination. This Agreement shall not have previously been terminated by Purchaser pursuant to Section 5 hereof or Section 13 hereof.

8.6 Existing Loan. The Existing Lender shall have consented to the transfer of the Property to, and the assumption of the Existing Loan by, Purchaser, as contemplated by this Agreement.

8.7 Partner Consent. Seller shall have received the approval of the sale of the Property in accordance with the terms of this Agreement by its partners as required by and pursuant to the terms of the agreement of limited partnership of Seller.

8.8 Further Assurances. Purchaser, at the request of Seller, shall have furnished, executed, and delivered such documents, instruments, certificates, notices, or other further assurances as Seller shall reasonably request as necessary to effect complete consummation of this Agreement and the transactions contemplated by this Agreement.



                               SECTION 9

                                Closing

9.1 Time and Place. The Closing shall take place at the offices of Escrow Company on the date which is thirty (30) days following after the conclusion of the Review Period or on such earlier date as may be specified by Purchaser upon at least five (5) business days, prior written notice to Seller, but in no event later than the Outside Closing Date.

9.2 Earnest Money Deposits.

     9.2.1 Within five (5) days after the execution and delivery of this Agreement, Purchaser shall deposit in the Title Escrow an earnest money deposit in the amount of $100,000 (the "Earnest Money Deposit"). Such deposit shall be deposited in a bank or a money market fund approved by Purchaser in writing and shall only be forfeitable, non-refundable and released to Seller in the event Seller performs its obligations under this Agreement and Purchaser fails to do so. Until such time as the Earnest Money Deposit is returned to Purchaser or paid to Seller, any interest earned thereon will be for the benefit of Purchaser.

     9.2.2 At the conclusion of the Review Period, provided this Agreement has not been terminated pursuant to the terms hereof, Purchaser shall deposit in the Title Escrow a second earnest money deposit of $100,000 (the "Additional Earnest Money Deposit"). Such deposit shall be deposited in a bank or a money market fund approved by Purchaser in writing and shall only be forfeitable, non-refundable and released to Seller in the event Seller performs its obligations under this Agreement and Purchaser fails to do so. Until such time as the Additional Earnest Money Deposit is returned to Purchaser or paid to Seller, any interest thereon will be for the benefit of Purchaser.

9.3 Deposits in Escrow Prior to Closing. Within three (3) business days before the Closing: (i) Seller shall deposit in the Title Escrow all documents or instruments to be delivered by or on behalf of Seller at Closing pursuant to
Section 9.4 hereof, together with mutually agreeable, executed irrevocable escrow instructions (not inconsistent with the terms of this Agreement) as may be necessary or appropriate to consummate the transactions contemplated by this Agreement (the "Irrevocable Instructions"); and (ii) Purchaser shall deposit in the Title Escrow the instruments and documents required by Section 9.6 hereof (other than the Purchase Price), together with the Irrevocable Instructions executed by Purchaser.

9.4 Seller's Deliveries to the Title Escrow. Pursuant to the terms hereof, Seller shall deposit or shall cause to be deposited in the Title Escrow the following deeds, instruments and documents, in the form attached hereto (or if no such form is attached hereto, in form and substance reasonably acceptable to Purchaser):

     9.4.1 The Deed, duly executed by Seller in recordable form.

     9.4.2 The Assignment of Contracts, duly executed by Seller.

     9.4.3 The Assignment of Leases, duly executed by Seller in recordable form.

     9.4.4 The Bill of Sale, duly executed by Seller.

     9.4.5 Such sums, if any, as may be required, to pay Seller's share of costs adjustments as described in Section 10.

     9.4.6 The written representations and warranties required by Section 6.2 hereof.

     9.4.7 The FIRPTA Affidavit.

     9.4.8 The Assumption Agreement, duly executed in recordable form by Seller and Existing Lender.

     9.4.9 The Existing Loan Estoppel, duly executed by Existing Lender.

    9.4.10 An amount equal to the Security Deposits.

     Escrow Company hereby is authorized to use the foregoing documents, instruments and funds to close the Title Escrow only in compliance with the Irrevocable Instructions and otherwise only if and when Escrow Company holds for the account of all Seller the Purchase Price for Seller and all documents to be delivered by Purchaser through the Title Escrow pursuant to Section 9.6 hereof and Escrow Company has not received any notice delivered pursuant to Section 9.7 hereof.

9.5 Seller's Deliveries Outside the Title Escrow. At the Closing, Seller shall deliver or shall cause to be delivered the following, to the extent within the Seller's or its manager's possession or control, to Purchaser or its designee outside of the Title Escrow:

     9.5.1 Complete originals of the Leases with respect to the Property.

     9.5.2 The originals, or if such originals are not in the possession of Seller, true complete and correct legible copies, of all Contracts and all Licenses and Entitlements with respect to the Property.

     9.5.3 The originals of all records, books of account, ledgers, banking records, statements and other business records relating to the ownership and operation of the Property, in whatever mode maintained, including information contained on computer disks.

     9.5.4 A complete set of keys to the Property, appropriately tagged for identification.

     9.5.5 Any other documents, instruments or agreements and items which Purchaser may reasonably request to carry out the intent of this Agreement.

9.6 Purchaser's Deliveries to the Title Escrow. Pursuant to the terms hereof, Purchaser shall deposit, one (1) business day prior to Closing, in the Title Escrow (i) the Purchase Price, (ii) the Assignment of Contracts, duly executed by Purchaser, (iii) the Assignment of Leases, duly executed by Purchaser in recordable form, and (iv) the Assumption Agreement, duly executed by Purchaser in recordable form. Not later than one (1) business day prior to the Closing, Purchaser shall deliver to the Title Escrow such sums, if any, as may be necessary to pay Purchaser's share of any of the closing adjustments described in Section 10. Escrow Company hereby is authorized to use said funds, instruments and documents to close the Title Escrow only if and when:
(i) Escrow Company holds for Purchaser the items required by Section 9.4 hereof from Seller, (ii) Title Company has made an unconditional commitment to issue the Title Policy and (iii) Escrow Company has not received any notice delivered pursuant to Section 9.7 hereof.

9.7 Close of Escrow. Provided that Escrow Company shall have notified Purchaser and Seller of its intention to proceed with the Closing and thereafter the Escrow Company shall have received no written notice from Purchaser or Seller prior to the Closing of the failure of any condition to the Closing running in favor of Purchaser or Seller, as the case may be, or of the termination of the Title Escrow, the Escrow Company shall proceed with the Closing if and when Purchaser and Seller have deposited into the Title Escrow the items required by this Agreement and Title Company has made an unconditional commitment to issue the Title Policy and Escrow Company can and will comply with the Irrevocable Instructions. Upon the Closing, Escrow Company shall date, as of the Closing, all undated documents deposited in the Title Escrow and shall:

     (a) On behalf of Seller, deliver to Purchaser: (i) the Deed, the Assignment of Leases and the Assumption Agreement by causing the Deed, the Assignment of Leases and the Assumption Agreement to be recorded in the Official Records (and Escrow Company shall cause such Deed, Assignment of Leases and the Assumption Agreement to be mailed to Purchaser after it has been recorded, and immediately upon recording, deliver to Purchaser a conformed copy thereof), and
(ii) a fully executed original of each of the items set forth in Section 9.4 hereof (other than the Deed, the Assignment of Leases and the Assumption Agreement).

     (b) On behalf of Purchaser, deliver to Seller the Purchase Price and a fully executed copy of the Assignment of Leases, the Assumption Agreement and the Assignment of Contracts.

9.8 Post-Closing Covenants.

     (a) After the Closing, each party, at the request of the other party, shall furnish, execute, and deliver such documents, instruments, certificates, notices, or other further assurances as such requesting party shall reasonably request as necessary to effect complete consummation of this Agreement.

     (b) Purchaser and Seller shall promptly pay to the party entitled thereto any sums due as a result of any adjustments to prorations as set forth in
Section 10.2 and Section 10.3 hereof.



                               SECTION 10

                 Closing Adjustments and Related Items

10.1 Closing Costs. Unless otherwise specifically provided in this Agreement, all costs and expenses of the parties in connection with the transactions contemplated hereby, including, without limitation, all reasonable fees and expenses of the respective counsel to the parties, shall be borne by the parties incurring such expenses.

10.2 Prorations. At Closing, the parties shall prorate (with Purchaser being deemed to be the owner of the Property for the date of the Closing) as of the date on which the Closing occurs, on the basis of a thirty (30) day month, the following with respect to the Property:

     (a) Rents. All rents and other receipts collected by Seller for the month in which the Closing occurs shall be prorated as of the Closing. If any tenant under a Lease is delinquent in such month, such delinquent rentals shall be pro-rated between Purchaser and Seller at the time they are actually collected. Purchaser shall use reasonable efforts after the Closing to collect delinquent rents for the period up to the Closing; provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing. Percentage Rents (if any) shall be prorated by Purchaser reasonably promptly after receipt thereof by Purchaser, based on twelve thirty (30) day months.

     (b) Common Area Maintenance Charges. All reimbursable expenses shall be reconciled at Closing, such that if Seller has collected sums in excess of its reimbursable expenses under the Leases, Seller shall pay such excess to Purchaser. In the event that such reconciliation shows that Seller has collected less than its incurred reimbursable expenses under the Leases, Purchaser shall remit the excess (to the extent, and only to the extent, that such excess is actually collected by Purchaser, with all payments on arrearages to be applied first to the period after the Closing Date) to Seller not later than the expiration of three months after the conclusion of the twelve-month period then in progress with respect to the budgeting of such expenses under the Leases.

     (c) Taxes. Regardless of whether such items are subject to proration under subparagraph (b) above, real estate taxes, recurring assessments, and personal property taxes, if any, on all or any portion of the Property, based on the regular and supplemental tax bills for the calendar year in which the Closing occurs (or, if such tax bill has not been issued as of the date of Closing the regular and supplemental tax bill for the calendar year preceding that in which the Closing occurs, with such increase thereto as Purchaser reasonably estimates will occur) shall be prorated as of the Closing. If any supplemental real estate taxes are levied for any period preceding the Closing, the parties will, immediately after the Closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing Date, the supplemental real estate taxes shown by such bill. Conveyance taxes due and payable to the State of Connecticut and the towns of Farmington and New Britain with respect to the transfer of the Property, in any, in an aggregate amount not to exceed 1.11% of the aggregate Purchase Price shall be paid by Purchaser; and any conveyance taxes in excess of such amount shall be paid one-half by Purchaser and one-half by Seller.

     (d) Utilities. Regardless of whether such items are subject to proration under subparagraph (b) above, all utilities, including gas, water, sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Purchaser shall be credited, and Seller shall be debited, with an amount equal to all utility charges for the period from the date such bills were issued or such payments were due until the Closing Date. Seller shall be credited for the amount of any deposits made by Seller for utility services which have not been refunded to Seller and which are assigned to Purchaser on or prior to the Closing Date.

     (e) Service Contracts. Amounts payable under contracts being assigned shall be prorated on an accrual basis. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Purchaser shall be credited, and Seller shall be debited, with an amount equal to all amounts accrued under such contracts from the date such bills were issued or such payments were due until the Closing Date. Seller shall deliver to Escrow Company, for the benefit of Purchaser, evidence of the cancellation or termination of all contracts other than approved contracts, and Seller shall be responsible for all such cancellation costs.

     (f) Improvement Lien Assessments. All improvement lien assessments shall be paid in full by Seller at Closing.

     (g) Existing Loan. Accrued and unpaid interest under the Existing Loan shall be prorated as of the Closing Date and Purchaser shall be credited, and Seller shall be debited, with an amount equal to interest accrued and unpaid as of the Closing Date. Any and all amounts deposited or to be deposited into any escrow accounts maintained by the Existing Lender or otherwise in connection with the Existing Loan shall be prorated as of the Closing Date. Seller shall pay, prior to the Closing Date, all amounts due and payable as of the Closing Date with respect to any such escrows. All amounts deposited in any such escrow as of the Closing shall be credited to Seller, unless such escrows are terminated in connection with Purchaser's assumption of the Existing Leases and any such amounts deposited therein are refunded to Seller by the Existing Lender.

     (h) Other Items. All other proratable items, including without limitation licenses and permits and other income from, and expenses associated with, the Property shall be prorated between Purchaser and Seller as of the Closing.

10.3 Title and Escrow Costs. Seller shall pay the title insurance costs of issuing to Purchaser a standard form owner's policy of title insurance in the amount of the Purchase Price. Purchaser shall pay the title insurance costs of an extended coverage policy and any endorsements requested by Purchaser. Seller shall pay any documentary transfer tax due as a result of the recordation of the Deed. Escrow fees and costs and recording fees shall be divided equally between Seller and Purchaser. Seller shall pay the cost of the updated Survey, which is estimated to be $3,600.00; provided, however, if the purchase and sale transaction contemplated by this Agreement does not close other than as a result of a breach of this Agreement by Seller, Purchaser shall pay the cost of the Survey, and if the purchase and sale transaction does not close as a result of a breach of this Agreement by Seller, the cost of the Survey shall be paid Seller. Any apportionments and prorations which are not expressly provided for in this
Section 10 shall be prorated in accordance with the customary practice in the jurisdiction in which the Land is located.

10.4 Assumption Fee. Seller shall pay any assumption fees or costs of the Existing Lender incurred in connection with the Assumption Agreement or otherwise as a result of Purchaser's assumption of the Existing Loan as contemplated by this Agreement.

10.5 Calculations for Closing. Seller and Purchaser shall provide Title Company with a preliminary calculation for prorations no later than five (5) business days prior to Closing with a final calculation no later than one (1) business day prior to Closing. The final calculation shall be executed by each party and may be relied upon by Title Company in completing the closing adjustments and prorations. In the event incomplete information is available, or estimates have been utilized to calculate prorations as of the date of Closing, any prorations relating thereto shall be further adjusted and completed outside of Escrow within ninety (90) days after the Closing Date or as and when complete information becomes available to Purchaser and Seller. Any adjustments to initial estimated prorations which are required upon review of such complete information shall be made by Purchaser and Seller, with due diligence and cooperation, by prompt cash payment to the party entitled to a credit as a result of such adjustments. The foregoing obligations of Seller and Purchaser shall survive the Closing without limitation.


                               SECTION 11

           Failure Of Seller To Perform; Termination; No Waiver

11.1 Purchaser's Remedies. If Seller shall default in the performance of its obligations under this Agreement to Purchaser, then Purchaser shall have the right to institute an action for specific performance to enforce Seller's obligations under this Agreement to convey title to the Property to Purchaser and for incidental damages; provided that if, but only if, specific performance is not an available remedy, Purchaser shall have the right to institute an action against Seller for all damages actually suffered by Purchaser, including without limitation, the loss of its bargain.

11.2 Seller's Remedies. In the event the Closing does not occur by the Outside Closing Date for any reason due to Purchaser's or Purchaser's breach under this Agreement, Seller's sole remedy shall be to (i) terminate this Agreement and
(ii) retain the Deposits as liquidated damages, and not as a penalty.

PURCHASER AND SELLER AGREE THAT IN THE EVENT OF A DEFAULT BY PURCHASER HEREUNDER OR A CLAIM AGAINST PURCHASER WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, SELLER'S DAMAGES WOULD BE DIFFICULT OR IMPOSSIBLE TO ASCERTAIN. THEREFORE, SELLER AND PURCHASER AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IF PURCHASER DEFAULTS HEREUNDER, OR A CLAIM IS ASSERTED AGAINST PURCHASER WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, IS AND SHALL BE THE DEPOSITS, AND SELLER SHALL RETAIN THE DEPOSITS AS ITS SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) AND SUCH AMOUNT SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY PURCHASER AND FOR ANY CLAIM ARISING OUT OF OR RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING WITHOUT LIMITATION ANY TORT ARISING OUT OF PURCHASER'S FAILURE TO CLOSE). ALL OTHER CLAIMS TO DAMAGES OR OTHER REMEDIES RELATING TO A BREACH HEREOF OR OTHERWISE RELATING TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY ARE EXPRESSLY WAIVED BY SELLER.

       LC, MS                                     JK
  ________________                          ---------------
 (Seller's initials)                    (Purchaser's initials)

11.3 Termination. If the Closing has not occurred on or prior to the Outside Closing Date, any party not in default with respect to its obligations hereunder may terminate this Agreement as it affects such party, and such terminating party shall no longer have any obligation to any other party to this Agreement, under this Agreement or any document or instrument executed or delivered in connection herewith.



                               SECTION 12

                                 Brokers

     Seller represents and warrants to Purchaser that no broker has acted for it in connection with this Agreement or the transactions contemplated by this Agreement except Colonial Properties, Incorporated ("Colonial") and Harbour Realty Advisors, Inc. ("Harbour"). The commission payable to Harbour by Seller shall be the sole responsibility of Seller and shall be paid pursuant to a separate agreement between Seller and Harbour. The commission payable to Colonial by Seller shall be the sole responsibility of Seller and shall be paid pursuant to a separate agreement between Seller and Colonial. Seller will indemnify, defend, protect and hold Purchaser harmless from any claim by any broker, agent or finder purporting to have acted on behalf of Seller. Purchaser represents and warrants to Seller that no broker has acted for it in connection with this Agreement or the transactions contemplated by this Agreement except Colonial, pursuant to a separate agreement between Colonial and Purchaser. The commission payable to Colonial by Purchaser shall be the sole responsibility of Purchaser and shall be paid pursuant to such separate agreement. Purchaser will indemnify, defend, protect and hold Seller harmless from any claim by any broker, agent or finder purporting to have acted on behalf of Purchaser. The foregoing indemnifications shall survive the termination of this Agreement for any reason, including a breach hereof.



                               SECTION 13

                              Risk of Loss

13.1 Definition of Material Damage. For the purposes of this Section 13.1, damage to the Property is material if (i) the actual cost of repairing or replacing the damaged portions of the Improvements on the Property exceeds $250,000.00, or (ii) if it would take longer than ninety (90) days to perform such repair or replacement using reasonably diligent efforts, or (iii) if any lessee has the right to abate any rent under its Lease as a result of such damage and there is not full rental interruption coverage with respect thereto available to Purchaser through and after the Closing Date until the date that is ninety (90) days beyond the estimated date of reconstruction, or (iv) if any lessee has a right to terminate its lease as a result of such damage.

13.2 Effect of Non-Material Damage to Improvements. If prior to the Closing the Improvements on the Property are damaged by casualty and such damage is not material, (i) this Agreement may not be terminated by reason of such casualty (provided that this does not waive Purchaser's other termination rights under this Agreement) and (ii) Seller will, at Purchaser's option, either (a) cause the damaged portion of the Improvements to be repaired at Seller's sole cost and expense within ninety (90) days after the date of such damage or (b) reduce the Consideration by an amount equal to the actual, reasonable and necessary cost of repairing or replacing the damaged portions of the Improvements in which event Seller shall retain all insurance proceeds with respect to such damage. Seller will notify Purchaser within five (5) days (but in any event prior to the Closing Date) of Seller's receipt of knowledge of any casualty which occurs after the date of this Agreement and on or prior to the Closing Date.

13.3 Effect of Material Damage to Improvements. If prior to the Closing the Improvements are damaged by casualty and such damage is material, Seller shall notify Purchaser in writing of such casualty as soon as practicable. Within ten
(10) days after the occurrence of such casualty, Seller will, as soon as is practicable, commence restoration of the damaged Improvements, and shall complete such restoration in compliance with all laws and the representations and warranties set forth herein and shall restore such Improvements their condition prior to the occurrence of the casualty promptly (but in no event more than ninety (90) days thereafter), and the Outside Closing Date shall be extended (but in no event by more than ninety (90) days) until the restoration of such damaged Improvements is complete. If Seller does not commence or complete such restoration within such time period, then Purchaser may elect pursuant to a writing delivered to Seller and Escrow Holder to (i) continue this Agreement, provided, however, that Seller shall assign to Purchaser at the Closing any insurance proceeds to which Seller is entitled with respect to such damage (in which event the Consideration shall be reduced by the amount of any deductible with respect thereto); (ii) continue this Agreement, provided, however, that Seller shall reduce the Consideration by an amount equal to the reasonable cost of repairing or replacing the damaged portion(s) of the Improvements reasonably estimated by Purchaser (in which event Seller shall be entitled to retain any insurance proceeds with respect to such damage), or
(iii) terminate this Agreement, in which case neither party shall have any further rights and obligations to the other party under this Agreement (but Purchaser shall retain its rights and remedies against Seller) and Escrow Holder shall immediately return the Deposits (with interest thereon) to Purchaser. Purchaser's failure to have elected any of these options within the time allotted therefor shall be deemed to be an election of option (iii).

13.4 Definition of Material Taking. For the purposes of this Section 13, a taking or threatened taking by eminent domain or similar proceedings shall be deemed material if (i) the value of that portion of the Property to be so taken exceeds $100,000.00, (ii) the portion of the Property taken includes any access to the Property or any portion of the parking area; (iii) Purchaser determines that the Property so affected is materially and adversely affected by such taking or threatened taking, (iv) any lessee has the right to abate any rent under its Lease as a result of such taking or threatened taking, or (v) any lessee has the right to terminate its Lease as a result of such taking or threatened taking.

13.5 Effect of Non-Material Taking. If prior to the Closing there is a taking or threatened taking of a portion of the Property which is not material,
(i) this Agreement may not be terminated and (ii) Seller will assign to Purchaser at the Closing all of Seller's rights in and to any condemnation award with respect to such non-material taking, and there will be no reduction in the Consideration. Seller will deliver written notice to Escrow Holder and Purchaser within one (1) day after Seller receives notice of or otherwise becomes aware of any taking or threatened taking affecting the Property.

13.6 Effect of Material Taking. If prior to the Closing there is a taking or threatened taking of a material portion of the Property or all of it, Seller shall notify Purchaser in writing of such taking or threatened taking, and within ten (10) days after Purchaser's receipt of such notice, Seller and Purchaser shall endeavor to agree upon whether the Property shall be purchased by Purchaser, and any reduction in the Consideration, and any assignment of any condemnation award with respect to such taking. If within such ten (10) day period Purchaser and Seller have not reached a mutually acceptable agreement as to those matters, Purchaser within ten (10) days thereafter may elect in writing to (i) continue this Agreement subject to the taking or threatened taking with an assignment of all of Seller's rights to condemnation awards, severance damages, payments-in-lieu thereof or the like; or (ii) terminate this Agreement, in which case Purchaser and Seller shall have no further rights or obligations to one another under this Agreement, and Escrow Holder shall immediately return the Deposits (with interest thereon) to Purchaser. Purchaser's failure to have elected any of these options within the time period allotted therefor shall be deemed to be an election of option (ii).

13.7 Extension of Outside Closing Date. Upon the occurrence of any damage to the Property, the Outside Closing Date shall be extended to the date upon which Seller is required hereunder to have such damage repaired, but in no event shall any such extension extend the Outside Closing Date to a date which is more than ninety (90) days after the date of such damage to the Property.



                               SECTION 14

                              MISCELLANEOUS

14.1 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.2 Governing Law. This Agreement shall be governed by the internal laws of the State of Connecticut, without regard to the choice of laws provisions thereof.

14.3 Entire Agreement. This Agreement (including the exhibits) embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes any and all prior agreements and understandings between the parties with respect to such subject matter.

14.4 Amendment. This Agreement may be amended only in a writing signed by the parties to be bound by such amendment.

14.5 Waiver. No waiver shall be effective against a party unless it is in a writing signed by that party.

14.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

14.7 Transfer to Qualified Intermediary. The parties agree that all of the rights and obligations of Seller under this Agreement may be assigned by Seller prior to the Closing to a "qualified intermediary" for purposes of enabling Seller to qualify the exchange of the Property for other property as a tax-free exchange under Section 1031 of the Internal Revenue Code; provided, however, that such transfer shall not relieve Seller of any obligation of Seller under this Agreement. Purchaser agrees to cooperate in connection with any proposed exchange of the Property; provided, however, (i) the acquisition and exchange of the Property for designated exchange property shall not impose upon Purchaser any additional financial obligations; (ii) Purchaser shall have no obligation to cooperate with any such exchange following the Closing Date; (iii) Seller shall indemnify and hold Purchaser harmless from any and all liabilities, claims, losses or actions which Purchaser incurs or to which Purchaser may be exposed as a result of Purchaser's participation in the contemplated exchange;
(iv) Purchaser shall not be required to take title to any property other than the Property; and (v) such exchange shall not in any way delay the Closing as contemplated hereby.

14.8 Confidentiality. Purchaser and Seller each acknowledge and agree that this Agreement and the terms and conditions set forth herein are to be kept confidential. Accordingly, until the Closing Date (at which time the parties may issue a joint press release with respect to the Closing), the parties agree to keep the pendency of this Agreement (as well as its terms and conditions) confidential and shall discuss the transaction only with officers, directors, employees, agents and representatives of such party involved in consummating the transaction. Notwithstanding the foregoing, Seller understands that Purchaser is a public entity and Purchaser shall be permitted to disclose any matter relating to the contemplated transaction as Purchaser may determine in connection with fulfilling its obligations under state and Federal securities laws. The foregoing covenants shall survive termination of this Agreement.

14.9 Time of the Essence. Time is of the essence with respect to this Agreement. Notwithstanding the foregoing, however, whenever action must be taken under this Agreement during a period of time that ends on a Saturday, Sunday or Federal or state holiday, then such period shall be extended until the next day which is not a Saturday, Sunday or such holiday.

14.10 Personal Liability. None of the partners, affiliates, officers, directors, shareholders, employees, agents, representatives or consultants of any of Purchaser or Seller shall have any personal liability, directly or indirectly, under this Agreement, and each of the parties hereto hereby waives all right to proceed directly against such persons or entities under or in connection with this Agreement; provided, however, notwithstanding the foregoing, the partners, affiliates, officers, directors, shareholders, employees, agents, representatives and consultants of Seller shall be and remain liable for any liability of Seller hereunder to the extent of any distribution made to such person.

14.11 Attorneys' Fees. In the event of a dispute arising out of the interpretation or enforcement of this Agreement, or a declaration of rights hereunder, or enforcement of any judgment of any judicial or non-judicial body with respect to the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and expenses.

14.12 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and mailed postage prepaid by certified or registered mail, return receipt requested, sent by personal delivery, overnight courier or by telecopy (provided a copy of such notice also is delivered by any of the foregoing means) to the appropriate address or telecopy number specified below, or at such other place or telecopy number as any party may, from time to time, designate in a written notice given to the others in the manner specified herein. Notices or other communications shall be effective when actually received.


           Seller:          Harbour Realty Advisors, Inc.
                            1177 Kane Concourse
                            Bay Harbour, Florida 33154
                            Attn.: Robert A. Dorfman
                            Fax No.: (305)866-8014

           with a copy to:  Leonard W. Cotton
                            181 West Hills Road
                            New Canaan, Connecticut 06840
                            Fax No.: (203)966-9662

           and a copy to:   Reid and Riege, P.C.
                            One State Street
                            Hartford, Connecticut 06103
                            Attn.: John E. D'Amico, Esq.
                            Fax No.: (860)240-1002

           Purchaser:       The Price REIT, Inc.
                            145 South Fairfax Avenue
                            Fourth Floor
                            Los Angeles, California 90036
                            Attn.: Joseph Kornwasser
                            Fax No.: (213)937-8175

           with a copy to:  Gibson, Dunn & Crutcher LLP
                            333 South Grand Avenue
                            Los Angeles, California 90071
                            Attention: William R. Linday, Esq.
                            Fax No.: (213)229-7520



14.13 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

14.14 Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.



IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                           "PURCHASER"

                            THE PRICE REIT, INC.,
                            a Maryland corporation

                            By: /JOSEPH KORNWASSER/
                                ------------------------------
                            Title: Joseph Kornwasser, President/CEO


                           "SELLER"

                            WESTFARMS, L.P., a Connecticut
                            limited partnership

                            By: HRA Westfarms, Inc., a
                                 Connecticut corporation, its
                                 managing general partner

                                By: /LEONARD W. COTTON/
                                    ---------------------------
                                    Leonard W. Cotton, President

                            By: SMS&G Yankee Corp., a
                                 Connecticut corporation, its
                                 general partner

                                By: /MILTON S. SHAPIRO/
                                    ---------------------------
                                    Milton S. Shapiro, President











                       INDEX TO EXHIBITS AND SCHEDULES
                       -------------------------------

Exhibit A         Legal Description

Exhibit B         Form of Grant Deed

Exhibit C         Form of Assignment of Contracts, Intangible
                  Property, Warranties and Guarantees

Exhibit D         Form of Assignment and Assumption of Leases
                  and Rents

Exhibit E         Form of Bill of Sale

Exhibit F         Form of FIRPTA Affidavit

Exhibit G         Form of Tenant Estoppel Certificate

Schedule 4.2.2    Schedule of Contracts

Schedule 4.2.3    Rent Roll





                                EXHIBIT A

                                    To

                       Agreement of Purchase and Sale

                             LEGAL DESCRIPTION






                               EXHIBIT B

                                  To

                     Agreement of Purchase and Sale

            [FORM SUBJECT TO MODIFICATION BY LOCAL COUNSEL]

                             WARRANTY DEED


RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay



                             WARRANTY DEED

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETING:

KNOW YE, THAT WESTFARMS LIMITED PARTNERSHIP, a Connecticut limited partnership having an address of 181 West Hills Road, New Canaan, Connecticut 06840 (the "Grantor") for One Dollar and other good and valuable consideration received to its full satisfaction of THE PRICE REIT, INC., a Maryland corporation having an address of 145 South Fairfax Avenue, Fourth Floor, Los Angeles, California 90036 (the "Grantee"), does give, grant, bargain, sell and confirm unto the said Grantee, its successors and assigns forever, those two certain pieces or parcels of land, with the improvements thereon and appurtenances thereto, situated in the Towns of Farmington and New Britain, County of Hartford and State of Connecticut, more particularly described on Exhibit A attached hereto and made a part hereof. Said premises are conveyed subject to those encumbrances set forth on Exhibit B attached hereto and made a part hereof.

TO HAVE AND TO HOLD the above granted and bargained premises, with the appurtenances thereof, unto the said Grantee, its successors and assigns forever, to its and their own proper use and behoof. And also, the said Grantor does for itself and its successors and assigns, covenant with the said Grantee, its successors and assigns, that at and until the ensealing of these presents, it is well seized of the premises, as a good indefeasible estate in Fee Simple; and has good right to bargain and sell the same in manner and form as is above written and that the same is free from all encumbrances whatsoever, except as hereinbefore mentioned.

AND FURTHERMORE, the said Grantor does by these presents bind itself and its successors and assigns forever to warrant and defend the above granted and bargained premises to the said Grantee, its successors and assigns, against all claims and demands whatsoever, except as hereinbefore mentioned.


IN WITNESS WHEREOF, the Grantor has hereunto caused its hand and seal to be set this _____ day___________ of 1997.


Signed and Delivered in
 the present of:

                                 WESTFARMS LIMITED PARTNERSHIP

                                 By: HRA Westfarms, Inc. its general
                                     partner

                                     By:
                                         ----------------------------
                                         Leonard W. Cotton, its President


                                 By: SMS&G Yankee Corp., its general
                                     partner

                                     By:
                                         ----------------------------
                                         Milton S. Shapiro, its President




STATE OF ____________    )
                    ) ss. ________
COUNTY OF __________     )

On this the ___ day of 199_, before me, the undersigned officer, personally appeared Leonard W. Cotton, who acknowledged himself to be the President of HRA Westfarms, Inc., a general partner of Westfarms Limited Partnership, a Connecticut limited partnership, and that he, as such officer of the general partner, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited partnership by himself as President of the general partner as his free act and deed.

In witness whereof, I hereunto set my hand.



                              Name:
                              Commissioner of the Superior Court
                              Notary Public
                              My Commission Expires:



STATE OF _____________   )
                    ) ss. ________
COUNTY OF ___________    )

On this the _____ day of 199_, before me, the undersigned officer, personally appeared __________________, who acknowledged himself to be the ____________ of SMS&G Yankee Corp., a general partner of Westfarms Limited Partnership, a Connecticut limited partnership, and that he, as such officer of the general partner, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited partnership by himself as ___________ of the general partner as his free act and deed.

In witness whereof, I hereunto set my hand.



                              Name:
                              Commissioner of the Superior Court
                              Notary Public
                              My Commission Expires:





                           EXHIBIT C

                              To

                Agreement of Purchase and Sale


   ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES
                         AND GUARANTEES



THIS ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTIES (this "Assignment") is made as of the ___ day of ____________, 1997, by WESTFARMS, L.P., a Connecticut limited partnership ("Assignor"), in favor of THE PRICE REIT, INC., a Maryland corporation ("Assignee").

                           RECITALS;

Pursuant to that certain Agreement of Purchase and Sale dated as of __________, 1997 by and between Assignor and Assignee (the "Agreement"), Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Assignor hereby assigns, transfers and delegates to Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Property"): (i) any and all intangible personal property owned by Seller which is appurtenant to or used by Seller in connection with the Real Property or the Improvements or Personal Property with respect thereto; (ii) any and all Contracts with respect to the Real Property; (iii) any and all other property, rights in or to property, general intangibles and contractual rights which Seller may have which are necessary in connection with, or otherwise affect or relate directly to, the acquisition, development, improvement, holding, use, operation, maintenance, leasing or sale of the Real Property or the Improvements or Personal Property with respect thereto, including, but not limited to, any and all plans, specifications, subdivision maps and filings with respect thereto, applications, entitlements, Licenses and Entitlements, subdivision or other bonds, engineering or soil reports, surveys, maps, inspection reports, management reports, marketing reports, marketing displays and brochures, all contract rights, warranties from contractors, architects, engineers and material and labor suppliers whether written or implied, all books and records, all claims, choses in action, judgments, remedies, damages and causes of action, all leases, easements, licenses and rights of way, occupancy or use agreements and all other documents affecting or relating to the Real Property or the Improvements or Personal Property with respect thereto; and (iv) any and all other general intangibles, warranties, guarantees, permits, maps, surveys, entitlements and other intangible rights of any type or nature relating to any or all of the Real Property, or the Improvements or Personal Property with respect thereto.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date set forth below.

Executed as of the date first above written.

                            ASSIGNOR:

                            WESTFARMS, L.P., a Connecticut
                             limited partnership

                            By: HRA Westfarms, Inc., a
                                 Connecticut corporation, its
                                 managing general partner

                                By:
                                    ----------------------------
                                    Leonard W. Cotton, President

                            By: SMS&G Yankee Corp., a
                                 Connecticut corporation, its
                                 general partner

                                By:
                                    ----------------------------
                                    Milton S. Shapiro, President

                            ASSIGNEE:

                            THE PRICE REIT, INC.,
                             a Maryland corporation

                            By:
                                -----------------------------
                                Title:



       EXHIBIT "A" TO ASSIGNMENT OF CONTRACTS, INTANGIBLE
               PROPERTY, WARRANTIES AND GUARANTEES



                  LEGAL DESCRIPTION OF PROPERTY








                          EXHIBIT D
                             To
                Agreement of Purchase and Sale

        ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS

       [FORM SUBJECT TO MODIFICATION BY LOCAL COUNSEL]

RECORDING REQUESTED BY


AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay



ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WESTFARMS, L.P., a Connecticut limited partnership ("Assignor"), hereby assigns, sets over, transfers and delegates to THE PRICE REIT, INC., a Maryland corporation ("Assignee"), all of the landlord's right, title, interest, claim and estate in and to all leases, occupancy agreements and similar agreements, together with all modifications, extensions and renewals thereof, all security therefor, and all guaranties of any of the foregoing (collectively, the "Leases") which demise all or any part of, or interest in, the real property more particularly described on Exhibit A attached hereto and incorporated herein (the "Land"), together with all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to the Land, whether heretofore accrued or hereafter arising.

Assignee hereby assumes all of Assignor's obligations under or with respect to the Leases described on Exhibit B attached hereto, which obligations arise out of and relate to the period commencing on the date hereof. Assignor hereby agrees to indemnify, defend, protect and hold Assignee harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys' fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of or relate to the period prior to the date hereof.

If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrumen



IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement effective as of this ______ day of _______________, 1997.

                            ASSIGNOR:

                            WESTFARMS, L.P., a Connecticut
                             limited partnership

                            By: HRA Westfarms, Inc., a
                                 Connecticut corporation, its
                                 managing general partner

                                By:
                                    ----------------------------
                                    Leonard W. Cotton, President

                            By: SMS&G Yankee Corp., a
                                 Connecticut corporation, its
                                 general partner

                                By:

                                    ----------------------------
                                   Milton S. Shapiro, President


                            ASSIGNEE:

                            THE PRICE REIT, INC.,
                             a Maryland corporation

                            By:
                                -----------------------------
                                Its:


  EXHIBIT "A" TO ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS



                LEGAL DESCRIPTION OF PROPERTY




  EXHIBIT "B" TO ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS



                        ASSUMED LEASES


                          EXHIBIT E
                             To
               Agreement of Purchase and Sale

                         BILL OF SALE

For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WESTFARMS, L.P., a Connecticut limited partnership ("Seller"), hereby transfers, conveys and assigns to THE PRICE REIT, INC., a Maryland corporation ("Purchaser"), and its successors and assigns forever, any and all tangible personal property owned by Seller and located on or about and used in connection with the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "Property") or any improvements thereon, including but not limited to fixtures, furnishings, furniture, tools machinery and/or equipment, operational instructions and/or specifications, surveys, drawings, business records and the personal property listed on any schedule attached hereto, but specifically excluding therefrom any such personal property owned by any tenant of the Property.

If any litigation between Seller and Purchaser arises out of the obligations of the parties under this Bill of Sale or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Bill of Sale shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Bill of Sale and to survive and not be merged into any such judgment.

IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ______ day of __________, 1997.

                            WESTFARMS, L.P., a Connecticut
                             limited partnership

                            By: HRA Westfarms, Inc., a
                                 Connecticut corporation, its
                                 managing general partner

                                By:
                                    ----------------------------
                                    Leonard W. Cotton, President

                            By: SMS&G Yankee Corp., a
                                 Connecticut corporation, its
                                 general partner
                                By:
                                    ----------------------------
                                    Milton S. Shapiro, President



                  EXHIBIT "A" TO BILL OF SALE

                    DESCRIPTION OF PROPERTY




                           EXHIBIT F
                              To
               Agreement of Purchase and Sale

             CERTIFICATION OF NON-FOREIGN STATUS

         (Foreign Investment in Real Property Tax Act)

Internal Revenue Code Section 1445 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform THE PRICE REIT, INC. ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned ("Transferor"), Transferor hereby certifies and declares as follows:

1. Transferor's U.S. tax identification/social security number is: 061170577;

2. Transferor's principal office address is 1177 Kane Concourse, Bay Harbor, Florida 33154; and

3. Transferor is not a foreign person (foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien), as defined in the Internal Revenue Code and Income Tax Regulations.

Transferor acknowledges that this certification may be disclosed by Transferee to the Internal Revenue Service and that any false statement contained in this certification may be punished by fine or imprisonment or both.

Transferor understands that Transferee is relying on this certification to determine whether withholding is required by Transferee pursuant to Internal Revenue Code Section 1445.

Under penalties of perjury, the undersigned signatory declares that: I have examined this certification, to the best of my knowledge and belief it is true and complete, and I am duly authorized to execute this certification on behalf of Transferor.

Dated:                   , 1997

                            WESTFARMS, L.P., a Connecticut
                             limited partnership

                            By: HRA Westfarms, Inc., a
                                 Connecticut corporation, its
                                 managing general partner


                                By:
                                    ----------------------------
                                    Leonard W. Cotton, President

                            By: SMS&G Yankee Corp., a
                                 Connecticut corporation, its
                                 general partner

                                By:
                                    ----------------------------
                                    Milton S. Shapiro, President


                            EXHIBIT G

                  TENANT ESTOPPEL CERTIFICATE


THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _____________, 1997, is executed by ________________________ ("Tenant") in favor of THE PRICE REIT, INC. ("Buyer").

                         R E C I T A L S

A. Buyer and WESTFARMS, L.P. ("Landlord") have entered into that certain Agreement of Purchase and Sale, dated as of ___________, 1997 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the Towns of Farmington and New Britain, State of Connecticut, more particularly described on Exhibit A attached to the Purchase Agreement (the "Property").

B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ________________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate.

NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

                          AGREEMENT

Section 1. Lease.

Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements. guarantees and restatements thereof:


(If none, please state "None.")

Section 2. Leased Premises.

Pursuant to the Lease, Tenant leases those certain Premises (the "Leased Premises") consisting of approximately ______________________ (______________)
rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [___________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

Section 3. Full Force of Lease.

The Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

Section 4. Complete Agreement

The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.

Section 5. Acceptance of Leased Premises.

Tenant has accepted and is currently occupying the Leased Premises.

Section 6. Lease Term.

The term of the Lease commenced on _____________________ and ends on _______________________, subject to the following options to extend:

(If none, please state "None.")

Section 7. Purchase Rights.

Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:


(If none, please state "None.")

Section 8. Rights of Tenant.

Except as expressly stated in this Certificate, Tenant:

(a) has no right to renew or extend the term of the Lease;

(b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

(c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

Section 9. Rent.

(a) The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

(b) Tenant is currently paying base rent under the Lease in the amount of ________________________ Dollars ($_________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:


(If none, please state "None.")

(c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and over-head expenses is ___________ percent (______%) and is currently being paid at the rate of
____________________________________ Dollars ($__________) per month, payable to
______________________________________________.

(d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:______________________________________________________

(If none, please state "None.")

Section 10. Security Deposit.

The amount of Tenant's security deposit held by Landlord under the Lease is _________________________________ Dollars ($_____________).

Section 11. Prepaid Rent.

The amount of prepaid rent, separate from the security deposit, is __________________________________ Dollars ($_____________), covering the period from ________ to ________.

Section 12. Insurance.

All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

Section 13. Pending Actions.

There are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

Section 14. Landlord's Obligations

As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease and no offsets. counterclaims, or defenses of Tenant under the Lease exist against Landlord. As of the date of this Certificate, no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against the Landlord, except as follows:


(If none, please state "None.")

(If none, please state "None.")

Section 15. Assignments by Landlord.

Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

Section 16. Assignments by Tenant.

Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises except as permitted under the Lease. The address for notices to be sent to Tenant is as set forth in the Lease.

Section 17. Environmental Matters.

The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or restaurant (if so permitted by the Lease) or otherwise used in accordance with all applicable laws.

Section 18. Notification by Tenant.

From the date of this Certificate and continuing through Buyer's acquisition of title to the Property, Tenant agrees to immediately notify Buyer, in writing, at the following address, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

                 The PRICE REIT, Inc.
                 145 South Fairfax Avenue
                 Fourth Floor
                 Los Angeles, CA 90036
                 Attn.:  Joseph Kornwasser
                 Fax No.:  (213) 937-8175

Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property. In the event that Buyer acquires the Property, nothing in this Section 18 shall limit Tenant's obligations under the Lease.
Tenant his executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.


                                     TENANT


                                     By:
                                         -----------------------
                                         Name:
                                         Its:



                         SCHEDULE 4.2.2


                     SCHEDULE OF CONTRACTS









                         SCHEDULE 4.2.3

                            RENT ROLL


                            Attached.







                          FIRST AMENDMENT TO

                    AGREEMENT OF PURCHASE AND SALE


THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made as of this 29th day of July, 1997, by and between THE PRICE REIT, INC., a Maryland corporation ("Purchaser"), and WESTFARMS, L.P., a Connecticut limited partnership ("Seller"), with reference to the following facts:

     A. Purchaser and Seller previously have entered into that certain Agreement of Purchase and Sale dated as of June 19, 1997 (the "Agreement"), with respect to the purchase and sale of certain real property located in the towns of Farmington and New Britain, State of Connecticut.

     B. Purchaser and Seller now desire to amend the Agreement as set forth herein. Capitalized terms used herein without definition shall have the respective meanings ascribed to such terms in the Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. Review Period. Notwithstanding anything to the contrary set forth in the Agreement, Purchaser and Seller hereby agree that the Review Period shall be extended for an additional period of fourteen (14) days, until August 14, 1997.

     2. Reaffirmation. Except as modified hereby, the Agreement is and shall remain in full force and effect.

     3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed as of the date first above written.

                                   SELLER:

                                   WESTFARMS, L.P., a Connecticut limited
                                   partnership

                                   By: HRA Westfarms, Inc., its general partner


                                       By: /LEONARD W. COTTON/
                                           --------------------------------
                                            Leonard W. Cotton, its President

                                   By: SMS&G Yankee Corp., its general partner


                                       By: /MILTON S. SHAPIRO/
                                           ----------------------
                                            Milton S. Shapiro
                                            Its:  President


                                   PURCHASER:

                                   THE PRICE REIT, INC., a Maryland corporation

                                   By: /JERALD FRIEDMAN/
                                       --------------------------------
                                        Senior Executive Vice President






                             SECOND AMENDMENT TO

                        AGREEMENT OF PURCHASE AND SALE


     THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made as of this 21st day of August, 1997, by and between THE PRICE REIT, INC., a Maryland corporation ("Purchaser"), and WESTFARMS LIMITED PARTNERSHIP, a Connecticut limited partnership ("Seller"), with reference to the following facts:

     A. Purchaser and Seller previously have entered into that certain Agreement of Purchase and Sale dated as of June 19, 1997 (the "Original Agreement"), with respect to the purchase and sale of certain real property located in the towns of Farmington and New Britain, State of Connecticut.

     B. In addition, Purchaser and Seller entered into that certain First Amendment to Agreement of Purchase and Sale dated as of July 29, 1997 (the "First Amendment"), pursuant to which Purchaser and Seller agreed to amend the Original Agreement as set forth in the First Amendment. The Original Agreement, as amended pursuant to the First Amendment, is referred to herein as the "Agreement."

     C. Purchaser and Seller now desire to further amend the Agreement as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. Prorations.  The following paragraph 10.2(i) is hereby added to the
Agreement:

     "(i) Capital Expenditures and Maintenance Credit. At Closing, in addition to any other credits to which Purchaser is entitled under the Agreement, Purchaser shall receive a credit in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) for capital expenditures to be made and maintenance to be performed at the Property."

     2. Due Diligence Review. Purchaser hereby acknowledges that Purchaser has completed its due diligence review of the Property as provided in Section 5.2 of the Agreement, and hereby waives its right to object to matters disclosed by Purchaser's due diligence review and to terminate the Agreement due to Purchaser's disapproval thereof as provided in Section 5.2. Notwithstanding the foregoing, nothing set forth herein shall be deemed a waiver by Purchaser of its objections to certain matters set forth in the PTR and Survey, and Purchaser shall retain each and all of its rights under the Agreement with respect the Objectionable Matters set forth in (i) those certain memoranda dated July 9, 1997 and July 25, 1997 from Celia M. Keller of Gibson, Dunn & Crutcher LLP, on behalf of Purchaser, to Lawyers Title Insurance Corporation and Seller and
(ii) that certain memorandum dated July 18, 1997 from Celia M. Keller of Gibson, Dunn & Crutcher LLP, on behalf of Purchaser, to Barakos-Landino Design Group and Seller (collectively, the "Title and Survey Notices"). In addition to the matters disclosed in the Title and Survey Notices, Purchaser hereby objects to the condition of the number of parking stalls at the Property, and reserves its right to terminate the Agreement in the event that Purchaser does not receive, on or prior to the Closing, evidence acceptable to Purchaser in its sole discretion that the parking at the Property complies with all applicable laws. Nothing set forth in this Section 2 shall waive or be deemed a waiver by either party of the conditions to Purchaser's or Seller's obligation to close the transaction as contemplated by the Agreement.

     3. Additional Earnest Money Deposit. Seller and Purchaser hereby agree that Section 9.2.2 of the Agreement is hereby deleted and that, notwithstanding anything to the contrary set forth in the Agreement, Purchaser shall have no obligation to deposit the Additional Earnest Money Deposit in the Title Escrow. All references in the Agreement to the Additional Earnest Money Deposit are hereby deleted.

     4. Reaffirmation. Except as modified hereby, the Agreement is and shall remain in full force and effect.

     5. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement.

     6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed as of the date first above written.

                                   SELLER:

                                   WESTFARMS LIMITED PARTNERSHIP, a
                                   Connecticut limited partnership

                                   By: HRA Westfarms, Inc., its general partner


                                       By: /LEONARD W. COTTON/
                                           --------------------------------
                                           Leonard W. Cotton, its President

                                   By: SMS&G Yankee Corp., its general partner


                                       By: /MILTON S. SHAPIRO/
                                           --------------------
                                            Milton S. Shapiro
                                            Its:  President



                                   PURCHASER:

                                   THE PRICE REIT, INC., a Maryland corporation


                                   By: /JERALD FRIEDMAN/
                                       --------------------------------
                                   Its: Senior Executive Vice President












                             CONTRIBUTION AGREEMENT

                                by and between

THE PRICE REIT RENAISSANCE PARTNERSHIP, L.P., a California limited partnership,

                                      And

              ALTAMONTE JOINT VENTURE, a Florida general partnership



                           Dated as of August 28, 1997

                              Property Location:

                              Renaissance Centre

                           355 East Altamonte Drive

                          Altamonte Springs, Florida









                              TABLE OF CONTENTS

                                                             Page

ARTICLE 1  THE PROPERTY; CONSIDERATION                                1

      SECTION 1.01. The Property                                      1

      SECTION 1.02. Contribution                                      3

      SECTION 1.03. Lease of Certain Space at the Property by AJV     3

ARTICLE 2  TITLE TO THE PROPERTY                                      6

      SECTION 2.01. Title to the Property                             6

ARTICLE 3  CLOSING CONDITIONS AND DELIVERIES                          6

      SECTION 3.01. Conditions to AJV's Obligations                   6

      SECTION 3.02. Conditions to PRRP's Obligations                  6

      SECTION 3.03. AJV's Closing Documents                          10

      SECTION 3.04. PRRP's Closing Documents                         11

      SECTION 3.05. Conditions Generally                             11

      SECTION 3.06. Return of Documents                              11

ARTICLE 4  THE CLOSING                                               11

      SECTION 4.01. The Closing                                      11

      SECTION 4.02. Closing Costs                                    11

      SECTION 4.03. Survival                                         12

      SECTION 4.04. Apportionments and Payments                      12

      SECTION 4.05. Apportionment of Rents                           14

      SECTION 4.06. Survival                                         14

ARTICLE 5  REPRESENTATIONS AND WARRANTIES                            14

      SECTION 5.01. AJV's Representations and Warranties             14

      SECTION 5.02. PRRP's Representations and Warranties            18

      SECTION 5.03. Certain Limitations on AJV's Representations and
                    Warranties                                       18

      SECTION 5.04. Survival of Representations and Warranties       19

      SECTION 5.05. No Other Representations or Warranties           19

ARTICLE 6  INTENTIONALLY OMITTED                                     20

ARTICLE 7  COVENANTS OF PRRP                                         20

      SECTION 7.01. Covenants of PRRP                                20

ARTICLE 8  INTENTIONALLY OMITTED                                     21

ARTICLE 9  INDEMNITIES                                               21

      SECTION 9.01. Indemnification Generally                        21

ARTICLE 10  BROKER                                                   21

      SECTION 10.01. Broker                                          21

ARTICLE 11  REMEDIES                                                 22

      SECTION 11.01. Remedies                                        22

ARTICLE 12  NOTICES                                                  22

      SECTION 12.01. Notices                                         22

ARTICLE 13  MISCELLANEOUS PROVISIONS                                 23

      SECTION 13.01. Acceptance of the Premises                      23

      SECTION 13.02. Press Release                                   23

      SECTION 13.03. Assignment                                      24

      SECTION 13.04. Binding Effect                                  24

      SECTION 13.05. Partial Invalidity                              24

      SECTION 13.06. Recordation of Agreement                        24

      SECTION 13.07. Entire Agreement                                24

      SECTION 13.08. Further Assurances                              24

      SECTION 13.09. Enforcement                                     24

      SECTION 13.10. Amendment                                       25

      SECTION 13.11. Governing Law                                   25

      SECTION 13.12. Exhibits                                        25

      SECTION 13.13. No Waiver                                       25

      SECTION 13.14. Headings; Article, Section and Exhibit
                     References/Interpretation                       25

      SECTION 13.15. No Other Parties                                25

      SECTION 13.16. Relationship                                    25

      SECTION 13.17. Counterparts                                    25

      SECTION 13.18. Time of the Essence                             25

      SECTION 13.19. Audit Cooperation                               25

      SECTION 13.20. Radon Gas Disclosure                            25

      SECTION 13.21. AJV's Waivers and Release                       26







                                EXHIBITS
                                --------

EXHIBIT A      Description of Land
               (Section 1.01(a))
EXHIBIT A-2    Consideration
               (Section 1.02)
EXHIBIT B      Escrow Provisions
               (Section 1.02)
EXHIBIT C      Investment Representation Letter
               (Section 3.02(j))
EXHIBIT D      Space Leases
               (Section 5.01(e))
EXHIBIT E      Security Deposits
               (Section 5.01(f))
EXHIBIT F      Service Contracts
               (Section 5.01(g))
EXHIBIT G      Licenses and Permits
               (Section 5.01(h))
EXHIBIT H      Bill of Sale
               (Sections 101(e) and 3.03(b))
EXHIBIT I      Assignment and Assumption of Leases
               (Sections 101(d) and  3.03(c))
EXHIBIT J      Assignment and Assumption of Service Contracts
               (Sections 1.01(f) and 3.03(d))
EXHIBIT K      Assignment and Assumption of Licenses and Permits
               (Sections 1.01(f) and 3.03(e))
EXHIBIT L      Assignment of Guarantees and Warranties
               (Sections 1.01(f) and 3.03(f))
EXHIBIT M      Letter to Tenants
               (Section 3.03(h))
EXHIBIT N      Special Warranty Deed
               (Sections 2.01 and 3.03(a))
EXHIBIT O      Insurance Binder
               (Section 10.03)
EXHIBIT P      Estoppel Certificate
               (Section 6.01(d))
EXHIBIT Q      Brokerage Agreements
                    (Section 5.01(f))
EXHIBIT R      FIRPTA Affidavit
                    (Section 3.03(o))
SCHEDULE 1.05  Vanilla Shell Construction Provision
               (Section 1.05)
SCHEDULE 4.04  Tax Proration Exceptions
               (Section 4.04(i))





                           CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (the "Agreement") dated as of August 28, 1997 (the "Date Hereof", as used in this Agreement, shall be the date that this Agreement shall have been executed by PRRP and AJV, or in the event that PRRP and AJV shall have executed this Agreement on separate dates, the date of the last execution) is made between ALTAMONTE JOINT VENTURE, a Florida general partnership, having an office c/o Rida Development Corporation, 5444 Westheimer, Suite 1605, Houston, Texas 77056 ("AJV"), and THE PRICE REIT RENAISSANCE PARTNERSHIP, L.P., a California limited partnership, having an office at 145 South Fairfax Avenue, Fourth Floor, Los Angeles, California 90036 ("PRRP").

                                 RECITALS

A. AJV and The Price REIT, Inc., a Maryland corporation, as partners in PRRP have executed the Agreement of Limited Partnership of The Price REIT Renaissance Partnership, L.P., dated as of August 22, 1997 (the "Partnership Agreement") which contains the rights, duties and obligations of the partners.

B. AJV is the owner of certain Property described in Section 1.01 hereof which is subject to the existing loan (the "Existing Loan") in favor of Barclays Bank PLC, New York Branch ("Existing Lender"), which Existing Loan is secured by, among other things, a mortgage on the Property (the "Existing Mortgage"). The current balance of the Existing Loan as of the date hereof is $32,204,583 ("Outstanding Amount of the Barclays Loan").

C. As consideration for its limited partnership interest in PRRP, AJV shall contribute the Property to PRRP subject to the Existing Loan.

D. PRRP shall then further reduce the total amount outstanding under the Existing Loan to $7,000,000.

E. PRRP shall cause The Price REIT, Inc., a Maryland corporation, (the "New Lender") to purchase the Existing Loan from the Existing Lender for $7,000,000.

F. After the New Lender acquires the Existing Loan, the New Lender and PRRP shall amend the Existing Loan in certain respects and AJV, its partners or its principals shall guaranty the repayment thereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions hereof, AJV and PRRP hereby covenant and agree as follows:



                               ARTICLE 1

                     THE PROPERTY; CONSIDERATION

SECTION 1.01. The Property. AJV shall contribute, assign, transfer and convey to PRRP, and PRRP shall acquire from AJV, upon and subject to the terms and conditions hereof, the following:

(a) Land. That certain plot, piece and parcel of land located in Altamonte Springs, Florida and commonly known as Renaissance Centre, as more particularly described in Exhibit A hereto (the "Land");

(b) Appurtenances. All of AJV's right, title and interest in all rights, privileges, strips, gores and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on an under the Land, as well as any development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by AJV and used in connection with the beneficial operation, use and enjoyment of the Land, the Space Leases, the Building, the Intangible Property (all as hereinafter defined), or any other appurtenance, together with all rights of AJV in and to streets, sidewalks, alleys, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of AJV in any land lying in the bed of any street, road or avenue, opened or proposed, public or private, in front of or adjoining the Land to the center line thereof (all of which are collectively referred to as the "Appurtenances");

(c) The Building. All of AJV's right, title and interest in all improvements and fixtures located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land or to be located thereon on the Closing Date, all apparatus, equipment and appliances presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements of tenants, if any, which become the property of the owner of the Land (all of which are collectively referred to as the "Building");

(d) Leases and Rents. All leases, occupancy agreements and other similar agreements relating to the Property (as hereinafter defined) to which AJV is a party or by which it is bound, together with all modifications, extensions and renewals thereof, (the "Space Leases"), and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or the Building, all of AJV's right, title and interest in all income, receipts, funds and revenues of any kind whatsoever payable under the Space Leases or otherwise with respect to all or any portion of the Land, Appurtenances or the Building subject to apportionment in accordance with Sections 4.04 and 4.05 hereof (the "Rents"), all of which Leases and Rents shall be contributed, transferred and assigned to PRRP pursuant to an instrument in the form of Exhibit I hereto (the "Assignment and Assumption of Leases and Rents");

(e) Personal Property. All of AJV's right, title and interest in all fixtures, machinery, equipment and all other tangible personal situated or to be situated in and used in connection with, the Land and/or the Building (the "Personal Property"), all of which Personal Property shall be contributed, transferred and assigned to PRRP pursuant to an instrument in the form of Exhibit H hereto (the "Bill of Sale");

(f) Intangible Property. All of AJV's right, title and interest in all intangible personal property which relates to and is reasonably required for the ownership, operation or functioning of all of or part of the Land, the Building or Personal Property generally (the "Intangible Property"), including, without limitation, (i) the name "Renaissance Centre", (ii) any and all contracts, all of which shall be assigned to PRRP pursuant to one or more (as determined by PRRP) assignments in the form of Exhibit J hereto (the "Assignment and Assumption of Service Contracts"), (iii) all licenses and permits, all of which shall be assigned to PRRP pursuant to one or more (as determined by PRRP) assignments in the form of Exhibit K hereto (the "Assignment and Assumption of Licenses and Permits"), and (iv) all warranties and guarantees, all of which shall be assigned to PRRP pursuant to one or more (as determined by PRRP) assignments in the forms of Exhibit L hereto (the "Assignment and Assumption of Guarantees and Warranties").

The Land, the Building, the Space Leases, the Rents, the Personal Property and the Intangible Property and all other rights, improvements and property heretofore mentioned being referred to collectively herein as the "Property".

SECTION 1.02. Contribution. At the closing, subject to the terms of this Agreement, AJV shall contribute the Property to PRRP subject to the Existing Loan in the amount equal to the Outstanding Amount of the Barclays Loan (collectively, the "AJV Contribution"). The AJV Contribution shall constitute a "Capital Contribution" pursuant to Article 4.1 the Partnership Agreement and is intended to be governed by Section 721(a) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder from time to time (the "Code"). In exchange for the AJV Contribution, PRRP shall deliver units of limited partnership interest in PRRP ("Partnership Units"), as set forth on Exhibit A-2 hereto. In addition and notwithstanding anything to the contrary contained in this Agreement, at the Closing, PRRP shall be responsible for (i) reducing the outstanding balance of the Existing Loan to $7,000,000, (ii) causing the New Lender to purchase the Existing Loan for $7,000,000 and modify the Existing Loan Documents pursuant to the modification,
(iii) depositing the Pine & Design Rent Portion and the 2000 SF Space Rent Portion with Escrowee as required by Section 1.05(b) and (c), and (iv) paying all of the AJV Closing Costs set forth in Section 4.02 and the commission to the Broker as required under Section 10.01; provided, however, that in the event the total amount payable by PRRP or New Lender under clauses (i), (ii), (iii) and
(iv) of this Section 1.02 exceeds $33,433,000, AJV shall be responsible for paying such excess amounts by depositing such amounts with Escrowee prior to the Closing Date. For purposes of this Agreement, the term "Consideration" means the amount payable by PRRP or New Lender under clauses (i), (ii), (iii) and (iv) of this Section provided such amounts are not in excess of $33,433,000. Each party shall be responsible for depositing its adjustments and prorations pursuant to Sections 4.04 with Escrowee prior to the Closing Date.

SECTION 1.03. Lease of Certain Space at the Property by AJV.

(a) The parties acknowledge that as of the date hereof there exists at the Property two (2) spaces which may be vacant at Closing (the "Vacant Space").
The Vacant Space includes the following: (a) 2000 square feet of space that is now vacant (the "2000 SF Space") and (b) 11,050 square feet of space that was leased to Pine & Design Furniture, which tenant has stated that it will be vacating such space (the "Pine & Design Space"). The parties agree that if the 2000 SF Space and/or the Pine & Design Space has not been "Leased" by the Closing Date in accordance with and subject to Section 6.01 hereof, PRRP, as landlord, will master lease the unleased Vacant Space to AJV (or any designee of AJV), as tenant. In the event the 2000 SF Space is master leased to AJV, (the "2000 SF Master Lease"), such 2000 SF Master Lease will (1) be for a term of one
(1) year, (2) provide that the only monetary obligation of the tenant thereunder will be to pay base rent in the amount of $40,000 per year, together with its prorata share of common area maintenance charges, real estate taxes and insurance expenses (collectively, the "2000 SF Space Rent"), which rent shall be payable, on the first day of each month, in equal monthly installments,
(3) terminate at such time as PRRP Leases such space and (4) contain such other terms and provisions as are reasonably acceptable to AJV and PRRP including that the 2000 SF Space will be surrendered in "Vanilla Shell Condition," as defined in Schedule 1.05 attached hereto. The term "prorata share" means 0.74% in the case of the 2000 SF Space. In the event the Pine & Design Space is not Leased at Closing, PRRP will master lease the Pine & Design Space to AJV (the "Pine & Design Master Lease"), such lease will (1) be for a term of one (1) year,
(2) provide that the only monetary obligation of the tenant thereunder will be to pay base rent in the amount of $132,600 per year, together with its prorata share of common area maintenance charges, real estate taxes and insurance expenses (collectively, the "Pine & Design Rent"), which rent shall be payable, on the first day of each month, in equal monthly installments, (3) terminate at such time as PRRP Leases such space and (4) contain such other terms and provisions as are reasonably acceptable to AJV and PRRP including that the Pine & Design Space will be surrendered in Vanilla Shell Condition. The term "prorata share" means 4.08% in the case of the Pine & Design Space. The term "Leased" and "Leases" as used in this Section 1.05 shall mean all of the following shall have occurred: (a) a written lease agreement shall have been executed by PRRP and a new tenant and (b) the new tenant shall have commenced paying rent under such new lease and no free or reduced rent shall be applicable within the first year of the term of such Lease. The forms of the 2000 SF Master Lease and the Pine & Design Master Lease shall be agreed to between AJV and PRRP prior to the Closing Date.

(b) If the parties enter into the Pine & Design Master Lease the AJV shall (unless PRRP is obligated to deposit the Pine & Design Rent Portion with Escrowee in accordance with Section 1.02 hereof, in which case PRRP shall make such deposit), on the Closing Date, deposit with Escrowee the sum of $170,617 in the form of a check or wire transfer (the "Pine & Design Rent Portion"). The Pine & Design Rent Portion shall be used by Escrowee to pay the monthly Pine & Design Rent under the Pine & Design Master Lease. Escrowee shall place said sum in an interest-bearing account with a bank or savings association. All interest on such sum shall accrue for the benefit of AJV. Until the expiration of the term of the Pine & Design Master Lease or the earlier termination thereof, the Escrowee shall on the first day of each month during the term of the lease, commencing on the first day of the first month following Closing Date, make payments to PRRP in the amount of $14,218.08 per month. Notwithstanding the foregoing, if the term of the Pine & Design Master Lease does not commence on the first day of a month, the parties agree that the Pine & Design Rent payable during the first and last months of the term shall be prorated. The parties agree to provide Escrowee with the amount of such prorated payments. If the Pine & Design Master Lease is terminated prior to the expiration of the term other than as a result of AJV's default and all of AJV's obligations under the Pine & Design Master Lease are satisfied, all amounts remaining in the escrow account shall (subject to proration in accordance with the two preceding sentences) be returned to AJV.

(c) If the parties enter into the 2000 SF Master Lease the AJV shall (unless PRRP is obligated to deposit the 2000 SF Space Rent Portion with Escrowee pursuant to the terms of Section 1.02 hereof, in which case PRRP shall make such deposit), on the Closing Date, deposit with Escrowee the sum of $46,930 in the form of a check or wire transfer (the "2000 SF Space Rent Portion"). The
2000 SF Space Rent Portion shall be used by Escrowee to pay the monthly 2000 SF Space Rent under the 2000 SF Master Lease. Escrowee shall place said sum in an interest-bearing account with a bank or savings association. All interest on such sum shall accrue for the benefit of AJV. Until the expiration of the term of the 2000 SF Master Lease or the earlier termination thereof, the Escrowee shall on the first day of each month during the term of the 2000 SF Master Lease, commencing on the first day of the first month following Closing Date, make payments to PRRP in the amount of $3,910 per month. Notwithstanding the foregoing, if the term of the 2000 SF Master Lease does not commence on the first day of a month, the parties agree that the rent payable during the first and last months of the term shall be prorated. The parties agree to provide Escrowee with the amount of such prorated payments. If the 2000 SF Master Lease is terminated prior to the expiration of the term other than as a result of AJV's default and all of AJV's obligations under the 2000 SF Master Lease are satisfied, all amounts remaining in the escrow account shall (subject to proration in accordance with the two preceding sentences and satisfaction of all requirements of the 2000 SF Master Lease) be returned to AJV.

(d) If the Pine & Design Master Lease and/or the 2000 SF Master Lease is/are entered into, PRRP shall use commercially reasonable efforts to lease the 2000 SF Space and/or the Pine & Design Space, as applicable. In addition, AJV may notify PRRP of any proposed tenant that AJV has located for either the 2000 SF Space or the Pine & Design Space. Such notice shall indicate the name of the proposed tenant, the term of the proposed lease, the rent payable under the proposed lease, the estimated tenant improvement cost and the brokerage commission payable in respect of such lease (collectively, the "Terms of the New Space Lease"). PRRP shall have the right to approve or disapprove (provided such approval shall not be unreasonably withheld) such proposed tenant and the Terms of the New Space Lease; provided, however, that PRRP must notify AJV of its decision within five (5) business days after receipt by PRRP of the AJV's notice. If PRRP shall not give notice of its disapproval within such five
(5) business day period then, for purposes of this Agreement only, PRRP shall be deemed to have approved such proposed tenant and the Terms of the New Space Lease. PRRP hereby approves Golf Superstores as a proposed tenant for the Pine & Design Space. If PRRP approves or is so deemed to have approved such proposed tenant and the Terms of the New Space Lease, the Pine & Design Master Lease and/or the 2000 SF Master Lease, as the case may be, shall terminate as of the date such space is Leased and Escrowee shall be authorized to return to AJV the balance of the Pine & Design Portion and/or the 2000 SF Space Portion which is allocable to the period after such space is Leased (subject to satisfaction of all requirements of the Pine & Design Master Lease and/or the 2000 SF Master Lease, as the case may be). PRRP agrees that it shall diligently pursue the leasing of the Pine & Design Space and the 2000 SF Space and act in good faith and in a commercially reasonable manner in negotiating a lease for such space after the Terms of the New Space Lease and the proposed tenant have been approved or deemed approved. At such time as PRRP fails to diligently pursue the leasing of such space or fails to act in good faith and in a commercially reasonable manner in negotiating a lease for such space, AJV shall give written notice of such failure to PRRP ("AJV's Notice"). PRRP shall have ten (10) business days following the receipt of AJV's Notice to evidence to AJV its diligent pursuit of the lease of such space. If PRRP does not do so, provided the failure to diligently pursue is not due to the actions of the proposed tenant, AJV may terminate the Pine & Design Master Lease and/or the 2000 SF Master Lease, as applicable, by notice to PRRP and, upon such termination, Escrowee shall be authorized to return to AJV the balance of the Pine & Design Portion and/or the 2000 SF Space Portion which is allocable to the period after such termination. In addition, for the purposes of this Section 1.05, such New Space Lease shall not provide for free rent in excess of one month after the tenant under the New Space Lease has opened for business.

(e) The provisions of this Section 1.05 shall survive the Closing.


                               ARTICLE 2

                        TITLE TO THE PROPERTY

SECTION 2.01. Title to the Property. (a) At the Closing, AJV shall contribute and convey to PRRP marketable and insurable fee simple title to the Property subject to Permitted Exceptions (as hereinafter defined), pursuant to a special warranty deed (the "Deed") in the form attached hereto as Exhibit N.

(b) Prior to the Date Hereof, PRRP has made application to Chicago Title Insurance for the issuance of an ALTA title insurance commitment (the "Title Commitment") in the name of PRRP insuring PRRP's title to the Property in the amount of $33,700,000 or such lesser amount as PRRP may determine and containing endorsements reasonably required by PRRP.

(c) Prior to the Date hereof, PRRP has, at PRRP's cost and expense, ordered a survey of the Property (the "Updated Survey").

(d) All exceptions to title to, and/or encumbrances against, the Property shown on the Title Commitment or the Updated Survey but not objected to by PRRP on or before the Closing Date shall be deemed "Permitted Exceptions".


                               ARTICLE 3

                   CLOSING CONDITIONS AND DELIVERIES

SECTION 3.01. Conditions to AJV's Obligations. The obligation of AJV to contribute the Property to PRRP and to otherwise consummate the transaction contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

(a) all representations and warranties of PRRP contained in Section 5.02 of this Agreement shall have been true when made and shall be true in all respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and PRRP shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by PRRP prior to or at the Closing;

(b) AJV shall have received PRRP's Closing Documents (as hereinafter defined);
and

(c) AJV shall have received Partnership Units in accordance with Section 1.02 of this Agreement, PRRP shall have deposited with Escrowee the amounts that are payable by it pursuant to the terms of Section 1.02 and Section 4.04 hereof.

(d) AJV shall have received and approved the Guaranty (as hereinafter defined).

(e) PRRP shall have reduced the outstanding amount of the Existing Loan and thereafter, PRRP shall have caused New Lender to have purchased the Existing Loan from the Existing Lender for $7,000,000.

SECTION 3.02. Conditions to PRRP's Obligations. PRRP's obligation to deliver the Consideration, to acquire the Property and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

(a) In connection with PRRP's inspection, review and analysis of the Property and matters related thereto, AJV shall deliver to PRRP, at AJV's sole cost and expense, copies of each of the following items to the extent in AJV's possession or control (collectively, the "Due Diligence Information"):

       (i) all Space Leases and proposed Space Leases in effect at the Property;

      (ii) a current rent roll specifying the name of each tenant under the Space Leases, the date of each tenant's Space Lease, the amount of monthly rental and all other charges payable by each tenant, the amount of any Security Deposit or prepaid rental, if any, paid by each tenant, the expiration date of each Space Lease, and the amount and length of option periods, if any, of each Space Lease.

     (iii) the real estate and ad-valorem tax bills relating to the Property for 1994, 1995 and 1996;

      (iv) all leasing commission agreements, if any, and all service, supply and maintenance contracts and agreements relating to and currently in effect at the Property;

       (v) all soils, environmental inspection and hazardous materials reports, tests, surveys, studies, audits or assessments (including, without limitation, any reports attesting to the presence (or lack thereof) of Hazardous Materials (as defined in Section 5.01(n) of this Agreement)), all termite reports, engineering studies and other reports attesting to the physical and structural condition of the Property, and all appraisals, maps, studies, analyses with respect to the Property;

      (vi) all insurance policies, including, without limitation, existing fire and extended coverage and general liability insurance policies, maintained by the AJV with respect to the Property within the last year;

     (vii) all operating statements of the Property for calendar years 1994, 1995, 1996, and the first quarter of 1997;

    (viii) all permits and licenses relating to the Property;

      (ix) all documents and certificates from appropriate governmental authorities relating to the zoning, building and platting status of the Property;

       (x) a description of existing and proposed local improvements affecting the Property, including assessment levels; and

      (xi) all plans and construction drawings for all buildings to be constructed on the Property.

Notwithstanding anything to the contrary herein contained, while AJV shall deliver to PRRP the Due Diligence Information in the manner provided for in this Agreement, AJV will not be under any obligation to order or otherwise obtain new or additional studies or any items that are not within its present control or possession. At any time prior to the Closing, PRRP shall not contact any of the Property's tenants regarding any of the transactions contemplated herein without first allowing AJV to be present either in person or on the telephone during such contact.

PRRP hereby acknowledges receipt of the Due Diligence Information which AJV represents is true, correct and complete in all material respects. AJV shall make available the Due Diligence Information set forth in clauses (x) and (xi) of this Section 3.02(a) for PRRP's review to the extent in AJV's possession or control.

(b) Subject to Article 5 of this Agreement, all representations and warranties of AJV contained in this Agreement shall be true in all material respects at and as of the Closing Date, and AJV shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by AJV prior to or at the Closing Date;

(c) PRRP shall have received AJV's Closing Documents (as hereinafter defined).

(d) PRRP's review and approval, in its sole and absolute discretion, of all utility contracts, water and sewer service contracts, Service Contracts (as hereinafter defined), brokerage contracts, commission contracts, warranties, permits, soils reports, and other contracts or documents of any nature relating to the Property or any portion thereof and theretofore disclosed to PRRP; provided that PRRP's only remedy if it disapproves any such contract(s) shall be to compel the AJV to terminate such disapproved contract(s) on or prior to the Closing, which AJV hereby agrees to do at its sole cost and expense if so requested by PRRP. In the event PRRP fails to notify AJV of its disapproval of any of the foregoing items prior to or on the Closing Date, such items shall be deemed approved. As of the Closing Date, there shall be no Service Contracts or utility contracts other than those approved or deemed approved by PRRP.

(e) PRRP's review and approval, in its sole and absolute discretion on or prior to the Closing Date, of (a)an environmental assessment (which shall, without limiting the scope of the report, contain an assessment of asbestos and radon affecting the Property) by an environmental consultant of PRRP's choice prepared at PRRP's sole cost and expense (the "Phase I Report"), and (b) the results of PRRP's physical inspection and testing of the Property, or any portion thereof (which testing shall be conducted at PRRP's expense, and may include, but shall not be limited to, testing for the presence of asbestos, PCBs, as defined below, and other Hazardous Materials, as defined below, including without limitation the performance of core sampling, drilling and other intrusive testing), of the structural, mechanical, electrical and other physical or environmental characteristics of the Property, including any tenant improvements or other construction installed or to be installed as of the Closing Date. AJV shall allow PRRP reasonable access to the Property to perform any physical inspection thereof which PRRP reasonably deems appropriate; provided that: (i) PRRP shall provide AJV with reasonable advance notice prior to any such physical inspection, and provided further that AJV shall have the right to accompany (or have an agent of AJV accompany) PRRP during such physical inspection; and (ii) PRRP shall not unreasonably disturb any tenant of the Property during any such physical inspection. PRRP shall keep and maintain comprehensive general liability insurance in amounts, in forms and with carriers reasonably acceptable to AJV, and prior to entry on the Property provide AJV with certificates of insurance evidencing such coverage and naming AJV and its managing agent as additional insureds. PRRP agrees to indemnify, defend and hold AJV harmless from any and all loss, liability, damage, claims, costs or expenses, including attorney's fees, if any, arising or resulting from: (x) any physical damage to the Property caused by PRRP or its agents during any physical inspection and (y) any claim made against AJV by any tenant or any third party alleging any physical injury caused by PRRP or its agents or alleging breach of a lease caused by PRRP or its agent during such inspection. Notwithstanding the foregoing, in no event shall PRRP indemnify AJV for any loss, liability, damage, claims, costs or expenses arising or resulting from the negligence or willful misconduct of AJV or its agents. The provisions of this indemnity shall survive the closing or termination of this Agreement.

(f) PRRP shall have confirmed that all governmental permits and approvals with respect to the Property required for the use or occupancy of the Property or any portion thereof, are in full force and effect.

(g) PRRP shall have received the fully executed Estoppels referred to in Section 6.01(d) of this Agreement in substantially the form attached hereto as Exhibit P or as agreed to by tenant and AJV under the terms of tenant's current lease from all tenants constituting at least five percent (5%) of the total square footage of the Building and from tenants under the Space Leases constituting at least eighty-five percent (85%) of the total leased square footage of the Property. PRRP shall have received an estoppel, executed by AJV, with regard to each Space Lease for which AJV is unable to obtain an Estoppel executed by the tenant under such Space Lease.

(h) This Agreement and the transactions contemplated hereby shall have been approved by the board of directors of PRRP's general partner prior to the Closing Date.

(j) AJV shall have delivered to PRRP an investment representation letter in the form of Exhibit C annexed hereto. PRRP shall have no reasonable basis to believe that the representations made in such letter are not true and correct. AJV shall execute any additional documents or instruments that are necessary in order to comply with the Securities Act of 1933, as amended, and the regulations promulgated thereunder from time to time ("Securities Act") or state securities or "Blue Sky" laws or that are otherwise reasonably requested by PRRP. PRRP shall have received all required material third party consents and approvals, including all lender consents and all required governmental approvals, including the approval of any state authorities in respect of any sale of securities of PRRP.

(k) PRRP shall have received and approved all documentation, including without limitation, notes, mortgages and documentation executed by Existing Lender confirming the Outstanding Amount of the Barclays Loan, exclusive of loan agreements, guaranties and title policy ("Existing Loan Documents") which have been executed on or before the Closing Date in connection with the Existing Loan and, shall have obtained a beneficiary's demand executed by the Existing Lender or AJV shall have received a statement to such effect from Existing Lender and AJV shall in turn represent and warrant same to PRRP ("Existing Lender's Demand") in form and substance acceptable to PRRP in its sole and absolute discretion, setting forth the amount demanded by Existing Lender (which shall not exceed $7,000,000) in order to sell the Existing Loan to New Lender and the Existing Loan to New Lender. New Lender and PRRP shall have approved (i) the form of modifications to the note and mortgage of the Existing Loan (collectively, "Modification") pursuant to which PRRP will assume the obligations of AJV under the Existing Loan arising on or after the Closing Date and evidencing that the Outstanding Amount of the Barclays Loan has been reduced to $7,000,000 and, (ii) the form of a guaranty of the Existing Loan, as modified pursuant to the Modification, to be executed by AJV, its partners or principals as of the Closing Date ("Guaranty"). Prior to the Closing Date, (i) PRRP shall have received an original Modification executed by the New Lender and (ii) the New Lender shall have received (v) an original Modification executed by PRRP,
(w) an original Guaranty executed by AJV, its partners or its principals, (x) all original Existing Loan Documents, (y) an allonge, UCC assignments and an assignment (without recourse, warranty or representation other than that Existing Lender has not previously sold, assigned, pledged or participated any of its interest in the Existing Loan) of the Existing Loan Documents, in form and substance reasonably acceptable to New Lender, which has been originally executed by Existing Lender ("Assignment of Existing Loan Documents"), and (z) the irrevocable commitment of the applicable title company to issue a lender's title policy in form and substance acceptable to New Lender insuring New Lender as the holder of a first mortgage on the Property, with a liability amount of $7,000,000 ("New Lender's Title Policy").

(l) AJV shall have deposited with Escrowee the amounts that are payable by it pursuant to the terms of Section 1.02 hereof, if any.

SECTION 3.03. AJV's Closing Documents. At the Closing, AJV shall deliver to PRRP the following documents duly executed and, where appropriate, acknowledged by AJV or its partners or principals and the following other items (the documents and other items described in this Section 3.03 being collectively referred to herein as the "AJV's Closing Documents"):

(a) the Deed in the form annexed hereto as Exhibit N;

(b) a Bill of Sale in the form annexed hereto as Exhibit H;

(c) the Assignment and Assumption of Leases in the form annexed hereto as
Exhibit I;

(d) the Assignment and Assumption of Service Contracts in the form annexed hereto as Exhibit J;

(e) the Assignment and Assumption of Licenses and Permits in the form annexed hereto as Exhibit K;

(f) an Assignment of Guarantees and Warranties in the form annexed hereto as Exhibit L;

(g) immediately available funds, in an amount equal to (i) the total of all security deposits (and any interest thereon) required to be held by the landlord under the Space Leases (ii) the total amount of the apportionments and payments due from AJV pursuant to Section 4.04 hereof;

(h) a letter notice to each of the tenants at the property in the form annexed hereto as Exhibit M;

(i) to the extent the same are in AJV's possession, a complete set of keys for the Property;

(j) to the extent the same are in AJV's possession, "as-built" building plans, specifications and drawings for the Property;

(k) to the extent the same are in AJV's possession, the original Licenses and Permits (as hereinafter defined) to be transferred hereunder, except to the extent the same are required to be and are affixed at the Property;

(l) to the extent the same are in AJV's possession, original copies of all guaranties or warranties then in effect in respect of the Property or building fixtures or equipment comprising part of the Property;

(m) original, executed counterparts of the Service Contracts or, if unavailable, photocopies thereof certified by AJV as true and complete photocopies thereof;

(n) original, executed counterparts of the Space Leases or, if unavailable, photocopies thereof certified by AJV as true and complete photocopies thereof;

(o) an affidavit of AJV pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, in the form attached hereto as Exhibit R stating under penalty of perjury that AJV is not a foreign person within the meaning of such Section;

(p) appropriate transfer tax returns of AJV;

(q) a closing statement confirming the Consideration and apportionments required to be made hereunder; and

(r) the Guaranty.

SECTION 3.04. PRRP's Closing Documents. At the Closing, PRRP shall deliver to AJV the following documents duly executed and, where applicable, acknowledged by PRRP (the documents described in this Section 3.04 being collectively referred to herein as the "PRRP's Closing Documents"):

(a) counterparts of the documents described in Section 3.03 (c), (d), (e), (f) and (q);

(b) appropriate transfer tax returns of PRRP if applicable;

(c) instructions to Escrowee regarding sums deposited under Section 1.05 hereof;

(d) a receipt for the security deposits transferred to PRRP;

(e) Modification Agreement;

(f) Assignment of Existing Loan Documents; and

(g) the Partnership Units.

SECTION 3.05. Conditions Generally. The foregoing conditions are for the benefit only of the party for whom they are specified to be conditions precedent and such party may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in, abatement of or credit against the Consideration.

SECTION 3.06. Return of Documents. PRRP hereby agrees that if the transactions contemplated herein do not occur for any reason whatsoever, PRRP shall promptly provide to AJV all documents, surveys, or other written information of whatever kind or nature in the possession of PRRP which have been delivered by AJV to PRRP in connection with the contemplated transactions herein.


                               ARTICLE 4

                              THE CLOSING

SECTION 4.01. The Closing. The closing of the contribution contemplated by this Agreement (the "Closing") shall take place at the offices of the Escrowee, or at such place as AJV or PRRP may mutually designate upon at least two (2) days' prior notice, at 10:00 A.M. local time not later than August 29, 1997. The time and date of the Closing are herein referred to as the "Closing Date".

SECTION 4.02.  Closing Costs.

(a) Subject to Section 1.02, AJV shall pay the cost of any recording fees, documentary stamps or transfer taxes imposed with respect to the contribution of the Property, as well as for AJV's attorneys' fees, legal and accounting fees relating to the formation of PRRP and the contribution of the Property thereto, any intangible taxes imposed as a condition of recording the Modification to the Existing Loan and any premium charged by the applicable title company for the issuance of the New Lender's Title Policy;

(b) PRRP shall pay for any premiums charged by the title company for the issuance of the title insurance policy insuring PRRP's title to the Property in a liability amount equal to $33,700,000, the cost of the Updated Survey, and any intangible taxes imposed as a condition of recording any mortgage other than a modification of the Existing Loan;

(c) Subject to Section 1.02, all other Closing costs shall be paid by that party customarily paying for such costs in the consummation of commercial real estate transactions in Seminole County, Florida. Any costs in connection therewith to be paid by PRRP shall be paid at the Closing. Subject to Section 1.02, any costs in connection therewith to be paid by AJV shall be paid by AJV at the Closing.

(d) All costs payable under clause (a) of this Section 4.02 together with those paid by AJV under clause (c) of this Section 4.02 are hereinafter referred to as "AJV Closing Costs."

SECTION 4.03.  Survival.  The provisions of Section 4.02 shall survive the
Closing.

SECTION 4.04. Apportionments and Payments. (a) The following shall be apportioned at the Closing as of the close of business on the earlier of (i) the day preceding the Closing Date: or (ii) August 28, 1997.

      (i) gross real property taxes, on the basis of the fiscal year for which assessed (other than the prorata share borne by the tenants listed on Schedule 4.04 attached hereto and incorporated herein by this reference);

     (ii) water rates and charges, unless the direct responsibility of any tenant or subtenant at the Property;

    (iii) sewer taxes and rents;

     (iv) annual license, permit and inspection fees, if any;

      (v) fuel and steam, gas, electricity charges and all other utilities which are supplied to the Property;

     (vi) vault taxes;

    (vii) rents and other charges (including cost reimbursement payments) (collectively, for the purposes of this clause (vii), "rents") payable under the Space Leases as and when collected; provided, however, that (A) certain amounts are subject to final computation as provided in Section 4.05 and (B) if any of the rents under any of the Space Leases shall be accrued and unpaid at the Closing Date, the rents collected by PRRP on or after the Closing Date shall first be applied to all rents due at the time of such collection with respect to the period after the Closing Date with the balance payable to AJV to the extent of delinquent rents apportioned to AJV as of the Closing Date; and, provided further, that PRRP shall not be required to institute any proceeding to collect any rents accrued and unpaid on the Closing Date. If AJV shall not have received all accrued and unpaid rents due it as of the Closing Date within sixty (60) days thereafter, AJV, at its sole cost and expense, shall be entitled to bring such actions or proceedings not affecting possession or enforcing landlords' liens as AJV shall desire to collect any such accrued and unpaid rents, and PRRP shall cooperate (without any expense to PRRP) with AJV in any such action;

   (viii) all charges and payments under the Service Contracts;

     (ix) maintenance and operating supplies stored at the Property and, where applicable, in unopened containers or in unbroken boxes, at AJV's cost therefor;

      (x) all costs incurred in securing Space Leases after the Date Hereof; and

     (xi) all other proratable items and other income from and expense relating to the Property.

(b) AJV shall furnish readings of the water, gas and electric meters located on the Property, if any, other than meters measuring the computation of utilities which are the direct responsibility of any tenant, to a date not more than thirty (30) days prior to the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be available. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and AJV or PRRP, as the case may be, promptly shall make a payment to the other based upon such recalculation.

(c) The amount of any unpaid real property taxes and assessments, water rates and charges and sewer taxes and rents which AJV is obligated to pay and discharge may, at the option of AJV, be deducted by PRRP from the cash balance of the Consideration, provided that official bills therefor, indicating the interest and penalties, if any, thereon, are furnished by AJV at the Closing.

(d) if any refund of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing, the same shall be held in trust by AJV or PRRP, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same, then paid to any tenant at the Property who is entitled to the same and the balance, if any, shall be paid to AJV (with respect to the period prior to the Closing Date) and to PRRP (with respect to the period commencing with the Closing Date).

(e) if at the Closing Date the Property or any part thereof shall be or shall have been affected by any special or general assessment or assessments of real property taxes which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, AJV shall pay or cause to be paid the unpaid installments of such assessments due prior to the Closing Date and PRRP shall pay or cause to be paid all installments which are due on or after the Closing Date. The current installments shall be apportioned at the Closing.

(f) In the event the apportionments hereinabove provided which are to be made at the Closing result in a credit balance (i) to PRRP, such sum shall be paid at the Closing, by giving PRRP a credit against the balance of the Consideration in the amount of such credit balance or (ii) to AJV, PRRP shall pay the amount thereof to AJV at the Closing by wire transfer of immediately available funds to the account or accounts designated by AJV for the balance of the Consideration.

(g) if any proceeding for certiorari or other proceeding to determine the assessed value of the Property or the real property taxes payable with respect to the Property shall have been commenced prior to the Date Hereof and be continuing as of the Closing Date, PRRP shall cooperate with AJV in the prosecution of such proceeding or proceedings to completion and in the settlement or compromise of any claim therein. PRRP agrees to cooperate with AJV and to execute any and all documents reasonably required in furtherance of the foregoing.

SECTION 4.05. Apportionment of Rents. If any rents (including cost reimbursement payments) are payable or accruable under the Space Leases on the basis of estimates or formulae and/or are subject to adjustment or determination after the Closing Date, such rents shall be apportioned at the Closing to the extent collected on the basis of the then current charges or accruals, as applicable, and shall be subject to reapportionment on the basis of the amounts as finally determined to be owing under the Space Leases. Any reapportionment shall occur promptly after the final determination of the amount of rents owing under the Space Leases. Apportionment of escalation rent shall be made on the basis of a 365 day year and the actual number of days elapsed.

SECTION 4.06.  Survival.  The obligations of the parties under Section 4.04 and
Section 4.05 shall survive the Closing.


                               ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES

SECTION 5.01. AJV's Representations and Warranties. As used herein and elsewhere in this Agreement, the phrases referring to (i) the "actual knowledge" of AJV shall refer to the actual knowledge of Jacob Mitzner, Ira Mitzner, David Mitzner or Jim Jarosik (the "Specified Individuals") and the actual knowledge of any other person or any knowledge which would be imputed to any of those person[s] or to AJV as a matter of law shall not be deemed to be covered by those phrases and (ii) AJV not receiving any written notice shall mean that AJV has not received originals or copies at its offices at 544 Westheimer, Suite 1605 Houston, Texas, 77056, AJV's main mailing address for notices of the subject matter referred to in the representation or at AJV's office maintained at the Property. AJV hereby represents and warrants that the Specified Individuals are the only individuals employed by AJV or any of its affiliates who have day-to-day management, supervisory and executive authority over the Property.

AJV hereby represents and warrants to PRRP, subject to Sections 5.04 and 5.05 hereof, that:

(a) AJV is a partnership duly formed and validly existing in good standing under the laws of the State of Florida.

(b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of AJV and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of PRRP, this Agreement constitutes a legal, valid and binding obligation of AJV.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by AJV do not and will not (i) violate or conflict with the partnership agreement of AJV, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting AJV or the Property, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which AJV is a party or by which AJV or the Property is bound, or (iv) to AJV's actual knowledge, violate or conflict with any law or governmental regulation or permit applicable to AJV or the Property.

(d) AJV has not received written notice of any, and to AJV's actual knowledge there is no, pending or threatened condemnation of all or any portion of the Property.

(e) The Space Leases listed in Exhibit D constitute all of the leases and occupancy agreements affecting the Property to which AJV is a party in effect on the Date Hereof and, except as set forth on Exhibit D: (i) the Space Leases have not been modified or amended, (ii) as of the Date Hereof, the Space Leases are in force and effect, and constitute the valid and binding legal obligation of AJV and, to AJV's actual knowledge, the respective tenant under a Space Lease, are enforceable against each of them in accordance with their respective terms subject to the effects on such enforceability of bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditor's rights generally; and, except as previously disclosed to PRRP, AJV has not delivered written notice to any tenant claiming that the tenant is in default under its Space Lease, which default remains uncured, (iii) the brokerage agreements noted on Exhibit Q are the only brokerage agreements related to the Space Leases to which AJV is a party, and AJV has paid all amounts due thereunder, (iv) AJV has delivered to PRRP true and complete copies of the Space Leases and brokerage agreements, (v) AJV has complied with, paid, and performed all of its build-out and tenant-improvement obligations with respect to the Space Leases, (vi) there are no understandings, oral or written, between the parties to any Space Lease which in any manner vary the obligations or rights of either party; and (vii) no rent or additional rent under a Space Lease has been paid for more than thirty
(30) days in advance of its due date.

(f) No security deposits have been paid to AJV by or on behalf of any of the tenants except as set forth in Exhibit E.

(g) Attached hereto as Exhibit F is a list of all service, maintenance, supply and management contracts affecting the Property in effect on the Date Hereof (the "Service Contracts"), and except as set forth on Exhibit F ,(i) the Service Contracts have not been modified or amended and are in force and effect, (ii) AJV has delivered to PRRP true and complete copies of the Service Contracts, and
(iii) AJV is not, and to AJV's actual knowledge the other parties thereto are not, in default thereunder.

(h) To AJV's actual knowledge, attached hereto as Exhibit G is a list of all licenses and permits from governmental authorities held by AJV and required as of the Date Hereof in connection with AJV's ownership and operation of the Property (collectively, the "Licenses and Permits") and AJV has delivered to PRRP true and complete copies of the Licenses and Permits that are in AJV's possession. To AJV's actual knowledge, all Licenses and Permits required as of the Date Hereof and as of the Closing Date in connection with the use or occupancy of the Property have been obtained and are in full force and effect and in good standing.

(i) AJV is not a "foreign person" as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, as amended.

(j) AJV has received no written notice of, and to AJV's actual knowledge, there are no, pending or threatened investigations, actions, suits, proceedings or claims against or affecting AJV or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign except those which are covered by insurance.

(k) AJV has not received from any governmental authority any written notice that AJV is not in compliance in any material respects with all applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. AJV has not received from any insurance company or Board of Fire Underwriters any written notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

(l) To AJV's actual knowledge, neither AJV nor any other party is in material default under any contract or agreement affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the AJV or any other party thereto. To AJV's actual knowledge, AJV is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

(m) All real property taxes, and all AJV's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. To AJV's actual knowledge, there is no (i) proposed increase in the assessed valuation of the Property, or (ii) existing or proposed assessment that has or may become a lien on the Property.

(n) (i) AJV has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to AJV's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iii) to AJV's actual knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to AJV's actual knowledge, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to AJV's actual knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property. As used herein: "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation:
(i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public. "Hazardous Materials" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of Florida or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

(o) Intentionally deleted.

(p) AJV has no employees who will have any rights to employment at the Property after Closing.

(q) To AJV's actual knowledge, all bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by AJV or its manager have been paid in full.

(r) To AJV's actual knowledge, the financial statements delivered by AJV to PRRP, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by AJV for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

(s) To AJV's actual knowledge, no representation or warranty of AJV in this Agreement, or any information, statement or certificate furnished or to be furnished by AJV or at AJV's direction pursuant to this Agreement or in connection with the transactions contemplated hereby, contains or shall contain any materially untrue statement of a material fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading in any material respect. To AJV's actual knowledge, there is no material misstatement or omission in the copies of contracts, agreements and other documents delivered by AJV in connection with the transactions contemplated hereby. provided, however, that, with respect solely to any representation or warranty that is not qualified as being to AJV's "actual knowledge" (as defined in Section 5.01 of this Agreement) AJV shall have no liability for any untrue or incorrect representation or warranty of AJV which survives the Closing unless and until the aggregate amount of PRRP's monetary damages arising directly out of all such breaches shall exceed One Hundred Thousand Dollars ($100,000.00).

(t) No material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the AJV as lessee.

SECTION 5.02. PRRP's Representations and Warranties. PRRP hereby represents and warrants to AJV that:

(a) PRRP is a limited partnership duly organized and validly existing and in good standing under the laws of the State of California.

(b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of PRRP and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of AJV, this Agreement constitutes a legal, valid and binding obligation of PRRP.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with PRRP's Partnership Agreement, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting PRRP, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which PRRP is a party or by which PRRP is bound, or
(iv) violate or conflict with any law or governmental regulation or permit applicable to PRRP.

SECTION 5.03. Certain Limitations on AJV's Representations and Warranties. The representations and warranties of AJV are set forth in Section 5.01 and are subject to the following express limitations:

(a) AJV does not represent or warrant that any particular Space Lease or Service Contract will be in force or effect as of the Closing, or that any tenant or party, other than AJV, to the Service Contracts, will not be in default under their respective Space Leases or Service Contracts; and

(b) In the event that any representation or warranty made by AJV in Section 5.01 of this Agreement shall conflict or be inconsistent with any of the written Due Diligence Information as that AJV has delivered to PRRP pursuant to this Agreement and the Exhibits referenced in this Agreement then such representations and warranties shall be deemed modified to conform them to the provisions of such documents and materials.

SECTION 5.04.  Survival of Representations and Warranties.

(a) The only representations, warranties and agreements of AJV hereunder that will survive the Closing are those that are specifically stated herein to survive. All of the representations and warranties of AJV set forth in Section
5.01 will survive the Closing, provided, that any claim based upon any alleged breach thereof must be asserted in writing within six (6) months after the Closing; provided however, that in the event PRRP makes a written claim against AJV with respect to any representation or warranty prior to the date which is six (6) months after the Closing Date, than such representation or warranty shall survive without limitation as to such written claim.

(b) The only representations, warranties and agreements of PRRP hereunder that will survive the Closing are those that are specifically stated herein to survive. All of the representations, warranties and agreements of PRRP set forth in Section 5.02 of the Agreement will survive the Closing, provided, that any claim based upon any alleged breach thereof must be asserted in writing within six (6) months after the Closing; provided however, that in the event AJV makes a written claim against PRRP with respect to any representation or warranty prior to the date which is six (6) months after the Closing Date, than such representation or warranty shall survive without limitation as to such written claim.

SECTION 5.05. No Other Representations or Warranties. (a) PRRP represents, warrants and agrees that (i) PRRP has examined the Property and is familiar with the physical condition thereof and has conducted such investigation of the affairs of the Property as PRRP has considered appropriate, (ii) neither AJV nor any of the employees, agents or attorneys of AJV have made any verbal or written representations, warranties, promises or guaranties whatsoever to PRRP, whether express or implied, and, in particular, that no such representations, warranties, promises or guaranties have been made with respect to the physical condition or operation of Property, the actual or projected revenue and expenses of the Property, the zoning and other laws, regulations and rules applicable to the Property or the compliance of the Property therewith, the quantity, quality or condition of the articles of personal property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof or any other matter or thing affecting or related to the Property or the transactions contemplated hereby, except as, and solely to the extent, herein specifically set forth in this Agreement or in any written amendments hereto and (iii) PRRP has not relied upon any such representations, warranties, promises or guaranties or upon any statements made in any informational brochure with respect to the Property and has entered into this Agreement after having made and relied solely on the representations and warranties set forth herein and on its own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances.

(b) Subject to the representations and warranties of AJV set forth explicitly herein, PRRP agrees to accept the Property "AS IS" in its present condition, subject to reasonable use, wear, tear and natural deterioration of the Property between the Date Hereof and the Closing Date and further agrees that AJV shall not be liable for any latent or patent defects in the Property.

(c) As used herein, references to the "actual knowledge "of PRRP shall refer to the actual knowledge of Jerald Friedman or Daniel C. Slattery and the actual knowledge of any other person or any knowledge which would be imputed to any of those person[s] or to PRRP as a matter of law shall not be deemed to be covered by the phrase "actual knowledge". PRRP acknowledges that it will inspect all of the documents referred to in this Agreement as having been delivered or furnished to PRRP for inspection on or prior to the expiration of the Due Diligence Period. Notwithstanding anything to the contrary provided in this Agreement, in the event PRRP shall have actual knowledge as of the time of Closing that any of AJV's representations or warranties are false or misleading, but shall elect to proceed to close this transaction notwithstanding such false or misleading representation or warranty, PRRP shall be deemed to have waived any claim it may have against AJV with respect to such misrepresentation or breach of warranty unless such misrepresentation or breach of warranty was intentional.


                               ARTICLE 6

                         Intentionally omitted



                               ARTICLE 7

                           COVENANTS OF PRRP

SECTION 7.01. Covenants of PRRP. PRRP acknowledges that all information in respect of the Property furnished to PRRP is and has been so furnished on the condition that PRRP maintain the confidentiality thereof. Accordingly, PRRP shall, and shall cause its directors, officers and other personnel and representatives to, hold in strict confidence, and not disclose to any other party without the prior written consent of AJV until the Closing shall have been consummated, any of the information in respect of the Property delivered to PRRP by AJV or any of its agents, representatives or employees. In the event the Closing does not occur and this Agreement is terminated, PRRP shall promptly return to AJV all copies of all such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, PRRP may disclose such information (i) on a need-to-know basis to its employees or members of professional firms serving it in connection with this transaction, (ii) as is requested by a reputable institutional lender in connection with its financing of the purchase of the Property, and (iii) as may be required under applicable laws or regulations. Notwithstanding the foregoing, AJV acknowledges that PRRP is a public company and therefore may disclose such aspects of the transactions contemplated hereunder as PRRP's counsel may determine is necessary or appropriate in order to comply with federal and state securities laws.


                              ARTICLE 8

                         intentionally omitted



                              ARTICLE 9

                             INDEMNITIES

SECTION 9.01.  Indemnification Generally.  (a)   Whenever it is provided in this
Agreement or in any agreement or document delivered pursuant hereto that a party shall indemnify another party hereunder against liability or damages, such phrase and words of similar import shall mean that the indemnifying party hereby agrees to and does indemnify, defend and hold harmless the indemnified party and such party's direct and indirect shareholders or partners and their respective past, present and future officers, directors, employees and agents from and against any and all claims, damages, losses, liabilities and expenses (including, without being limited to, reasonable attorneys' fees and disbursements) to which they or any of them may become subject or which may be incurred by or asserted against any or all of them attributable to, arising out of or in connection with the matters provided for in such provision.

(b) If any action, suit or proceeding is commenced, or if any claim, demand or assessment is asserted in respect of which party is indemnified hereunder or under any agreement or document delivered pursuant hereto, the indemnified party shall give notice thereof to the indemnifying party and the indemnifying party shall be entitled to control the defenses, compromise or settlement thereof, at its own cost and expense, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate fully and make available to the indemnifying party such information under its control or in its possession relating thereto and may, at its own cost and expense, participate in such defense.


                               ARTICLE 10

                                 BROKER

SECTION 10.01. Broker. (a) AJV represents and warrants to PRRP that it has not hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transaction contemplated hereby other than Sonnenblick Goldman (the "Broker"). AJV will indemnify PRRP against liability arising out of any claim that the aforesaid representation and warranty is untrue. AJV shall pay a commission to the Broker pursuant to a separate agreement between AJV and the Broker unless PRRP is obligated to pay same pursuant to Section 1.02 hereof, in which case PRRP shall pay such commission.

(b) PRRP represents and warrants to AJV that it has not hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby except the Broker. PRRP will indemnify AJV against liability arising out of any claim that the aforesaid representation and warranty is untrue.

(c) In the event of a claim for a broker's fee, finder's fee, commission or other similar compensation in connection herewith, (i) PRRP, if such claim is based upon any agreement alleged to have been made by PRRP, hereby agrees to reimburse AJV for any liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which AJV may sustain or incur by reason of such claim and (ii) AJV, if such claim is based upon any agreement alleged to have been made by AJV, hereby agrees to indemnify, defend, protect and hold PRRP harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which PRRP may sustain or incur by reason of such claim.

(d) The provisions of this Section 10.01 shall survive the Closing and any termination of this Agreement.


                               ARTICLE 11

                                REMEDIES

SECTION 11.01.  Remedies

Each of the parties hereto shall have such remedies as are provided for under the terms of this Agreement or available to such party at law or in equity and the event of a default by the other party in the performance of its obligations under this Agreement.


                               ARTICLE 12

                                NOTICES

SECTION 12.01. Notices. Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing and personally delivered or sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or sent by Federal Express or similar nationally recognized overnight courier service, and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) at if to PRRP:


               The Price REIT Renaissance Partnership, L.P.
               c/o The PRICE REIT, Inc.
               145 South Fairfax Avenue
               Fourth Floor
               Los Angeles, CA 90036
               Attn.:  Joseph Kornwasser
               Fax No.:  (213) 937-8175

with a copy to:
               Gibson, Dunn & Crutcher LLP
               333 South Grand Avenue
               Los Angeles, California  90071
               Attn:  William R. Lindsay, Esq.
               Fax No.:  (213) 229-6101

if to AJV:
               Altamonte Joint Venture
               c/o Rida Development Corporation
               5444 Westheimer, Suite 1605
               Houston, Texas  77056
               Attention: Jacob Mitzner, Esq.
               Facsimile Number: (713) 961-4969

with a copy to:
               Altamonte Joint Venture
               c/o Related Retail Corporation
               625 Madison Avenue
               New York, New York  10022
               Attention: James M. Jarosik
               Facsimile Number: (212) 593-5794

If to Escrowee:
               Chicago Title Company
               390 North Orange Avenue
               Suite 150
               Orlando, Florida  32802
               Attention:  Linda Wilder
               Facsimile Number: (407) 872-1025



or such other address as each respective party may from time to time specify in writing to the other in the manner aforesaid. Counsel for any party may give notices to the other party with the same effect as if given by the party.


                              ARTICLE 13

                        MISCELLANEOUS PROVISIONS

SECTION 13.01. Acceptance of the Premises. The acceptance of the deed to the Property by PRRP shall be deemed an acknowledgment by PRRP that AJV has fully complied with all of its obligations hereunder and that AJV is discharged therefrom and that AJV shall have no further obligation or liability with respect to any of the agreements made by AJV in this Agreement, except for those provisions of this Agreement which expressly provide that an obligation of AJV shall survive the Closing

SECTION 13.02. Press Release. AJV and PRRP each agrees that it will not issue any press release, advertisement or other public communication with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except to the extent required by law. If AJV or PRRP is required by law to issue such a press release or other public communication, at least one (1) business day prior to the issuance of the same such party shall deliver a copy of the proposed press release or other public communication to the other party hereto for its review.

SECTION 13.03. Assignment. Except as provided herein, AJV's interest under this Agreement may not be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, in whole or in part, without the prior written consent of PRRP. Any assignment without such prior written consent shall be deemed null and void. Notwithstanding, the foregoing, AJV shall have the right, without obtaining PRRP's consent, to assign its rights under this Agreement for the purpose of implementing the terms and provisions contained in Section 13.21. Such assignment may include the transfer by AJV of its rights under this Agreement together with its ownership of the Property to one or more existing or newly created entities owned or controlled by AJV or its general partners or affiliates. Any such transfer of the Property shall be made subject to this Agreement. Except with respect to a subsidiary of PRRP, PRRP's interest under this Agreement may not be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, in whole or in part, without the prior written consent of AJV.
Except with respect to a subsidiary of PRRP, any assignment without such prior written consent shall be deemed null and void. Subject to and without limiting the preceding four sentences, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13.04. Binding Effect. This Agreement does not constitute an offer to make the contribution contemplated by this Agreement shall not bind AJV unless and until AJV elects to be bound hereby by executing and delivering to PRRP an executed original counterpart hereof in accordance with the terms of this Agreement.

SECTION 13.05. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

SECTION 13.06. Recordation of Agreement. Neither AJV nor PRRP may record this Agreement. The provisions of this Section 13.06 shall survive the termination of this Agreement.

SECTION 13.07. Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire agreement of the parties regarding the transaction specifically described herein and supersedes all prior or contemporaneous agreements, understandings, representations and statements, oral or written, between the parties hereto relating to the specific subject matter hereof.

SECTION 13.08. Further Assurances. The parties agree to mutually execute and deliver to each other, at the Closing, such other and further documents as may be reasonably required by counsel for the parties to carry into effect the purposes and intents of this Agreement, provided such documents are customarily delivered in real estate transactions in the City of Orlando and do not impose any material obligations upon any party hereunder except as set forth in this Agreement.

SECTION 13.09. Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses reasonably incurred by the other party in enforcing or establishing its rights hereunder, including, without being limited to, court costs and reasonable attorneys' fees.

SECTION 13.10. Amendment. This Agreement may not be modified, amended, altered or supplemented except by a written instrument executed by the party to be bound.

SECTION 13.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed wholly within said State.

SECTION 13.12. Exhibits. All Exhibits referred to in this Agreement are incorporated herein and made a part hereof as fully as if set forth herein.

SECTION 13.13. No Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

SECTION 13.14. Headings; Article, Section and Exhibit References/Interpretation. The Article and Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof. All reference in this Agreement to Articles, Sections and Exhibits are to the Articles and Sections hereof and the Exhibits annexed hereto. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender.

SECTION 13.15. No Other Parties. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

SECTION 13.16. Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between PRRP and AJV. The partnership agreement of PRRP, as amended from time to time, shall be the sole document governing any partnership of the parties thereto.

SECTION 13.17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

SECTION 13.18. Time of the Essence. Time is of the essence in this Agreement and with respect to all of its terms.

SECTION 13.19. Audit Cooperation. AJV hereby agrees to cooperate with PRRP, at PRRP's sole cost and expense, in producing audited financial statements for the Property for such periods as may be requested by PRRP. Such cooperation shall include, without limitation, the execution and delivery by AJV to PRRP's auditors of such confirmations and letters as such auditors may reasonably require.

SECTION 13.20. Radon Gas Disclosure. Radon gas is a naturally occurring radioactive gas that, when accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over a period of time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from the Seminole County Health Department.

SECTION 13.21. AJV's Waivers and Release. AJV understands and acknowledges that New Lender is the general partner of PRRP. AJV and its constituent partners, agents, representatives, and any of their successors and assigns (collectively, "AJV Parties") forever generally and fully release and discharge PRRP and New Lender from any and all rights, actions claims, demands, costs contracts, allegations, liabilities, obligations, damages and causes of action, whether known or unknown, suspected or unsuspected, whether in law or equity, which the AJV Parties, and each of them, had or now has or may have against PRRP or New Lender, from the beginning of time relating to the relationship between PRRP, AJV Parties and New Lender in respect of the Existing Loan, as amended, including, without limitation, (i) any right to object to a foreclosure or deed in lieu of foreclosure on the grounds that New Lender or its successors or assigns could acquire the Property or (ii) any claims or rights regarding fiduciary duties which may be owed to AJV or the AJV Parties by the New Lender by virtue of AJV's acceptance of Partnership Units in PRRP or otherwise (collectively, "Released Claims").

It is the intention of the parties hereto in executing this Agreement that this Agreement shall be effective as a bar, as to each and every one of the AJV Parties, and each of them, with regard to the Released Claims. In furtherance of this intention, the AJV Parties hereby expressly waive any and all rights and benefits conferred by the provisions of Section 1542 of the California Civil Code, and by any similar provision of state or Federal law now in effect or in effect in the future, and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and conditions, including those relating to unknown and unsuspected claims, demands and causes of action specified above. Section 1542 of the California Civil Code provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The provisions of this Section 13.21 shall survive the Closing and any termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.


PRRP:                                   AJV:

The Price REIT Renaissance Partnership, ALTAMONTE JOINT VENTURE,
L.P.,                                   a Florida general partnership
a California limited partnership
                                        By: RIDA Renaissance Limited
    By: THE PRICE REIT, INC.,               Partnership, a Florida limited
    a Maryland corporation,                 partnership and a general partner
    its general partner                     therein

    By:  /JOSEPH KORNWASSER/                By:  RIDA Realty Investments of
         -------------------                     Florida, Inc., a Florida
    Name: Joseph Kornwasser                      corporation and a general
    Title:   President                           partner therein

                                                 By:  /IRA MITZNER/
                                                      -------------
                                                 Name: Ira Mitzner
                                                 Title: Vice President

                                        By: Lemac Equities, Ltd.,
                                            a Florida limited partnership

                                            By:  Lemac, Inc.,
                                                 a Florida corporation

                                                 By: /IRA MITZNER/
                                                     -------------
                                                 Name: Ira Mitzner
                                                 Title: Vice President








                                  Exhibit A

                             DESCRIPTION OF LAND









                                 Exhibit A-2

                                CONSIDERATION



The aggregate number of Partnership Units (rounded down to the nearest whole number) that AJV shall be entitled to receive on the Closing Date shall be 267,000.







                                  Exhibit B

                              ESCROW PROVISIONS

(a)  The parties hereto agree that:

(i) The duties of Escrowee are only as herein specifically provided, and except for the provisions of Section (c) hereof, are purely ministerial in nature, and Escrowee shall incur no liability whatever except for its willful misconduct or gross negligence;

(ii) In the performance of its duties hereunder, Escrowee shall be entitled to rely upon any document, instrument or signature believed by it to be genuine and signed by any of the other parties or their successors;

(iii) Escrowee may assume that any person purporting to give notice or instructions in accordance with the provisions hereof has been duly authorized to do so;

(iv) Escrowee shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by AJV and PRRP;

(v) Except as provided in (i) hereof, AJV and PRRP shall and hereby do jointly and severally indemnify Escrowee and hold it harmless from and against any loss, liability, cost or expenses incurred in connection herewith, including without limitation, reasonable attorneys' fees and disbursements, incurred without willful misconduct or gross negligence on the part of Escrowee, arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, as well as the reasonable costs and expenses of defending itself against any claim or liability arising out of or relating to this Agreement; and

(vi) AJV and PRRP each hereby release Escrowee from any liability for or in connection with any act done or omitted to be done by Escrowee in good faith in the performance of its duties hereunder without willful misconduct or gross negligence on the part of Escrowee. Nor shall Escrowee be liable for any loss or impairment of funds while those funds are in the course of collection or while those funds are on deposit if such loss or impairment results from the failure, insolvency or suspension of the financial institution in which the funds are deposited.

(c) Escrowee is acting as stakeholder only with respect to any escrowed funds. If there is any dispute as to whether Escrowee is obligated to deliver such funds or as to whom said funds are to be delivered, Escrowee shall not be required to make any delivery, but in such event Escrowee may hold the same until receipt by Escrowee of written authorization signed by AJV and PRRP directing the disposition of the funds and any interest accrued thereon until a final determination of the rights of the parties in an appropriate proceeding. If such written authorization is not given, or proceedings for such determination are not begun within thirty (30) days after a dispute arises and diligently continued, Escrowee may, bring an appropriate action or proceeding for leave to deposit such funds and any interest accrued thereon in a court of competent jurisdiction pending such determination. Escrowee shall be reimbursed for all reasonable costs and expenses of such action or proceeding including, without limitation, attorney's fees and disbursements, by the party determined not be entitled to such funds, or if such funds are split between the AJV and PRRP, such costs incurred by Escrowee shall be divided between and paid by AJV and PRRP in inverse proportion based upon the amount of such funds received by each. Upon making delivery of such funds and interest accrued thereon in the manner provided in this Agreement, Escrowee shall have no further liability hereunder.





                                  Exhibit C

                      Investment Representation Letter


August   , 1997

The Price REIT Renaissance Partnership, L.P.
c/o The PRICE REIT, Inc.
145 South Fairfax Avenue
Fourth Floor
Los Angeles, CA 90036
Attn.:  Joseph Kornwasser

Ladies and Gentlemen:

The undersigned hereby represents, warrants, covenants, acknowledges and agrees as follows:

(a) The undersigned is acquiring units of limited partnership (the "Partnership Units") in The Price REIT Renaissance Partnership, L.P., a California limited partnership (the "Partnership"), for the undersigned's own account for the purpose of investment and not as a nominee or agent for any person, and not with a view to the resale, pledge or distribution thereof.

(b) The Partnership Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

(c) Except as otherwise provided in the partnership agreement of the Partnership, as same may be amended or modified from time to time (the "Partnership Agreement"), the Partnership Units, or any portion thereof, may not, directly or indirectly, be offered, transferred, sold, assigned, pledged, hypothecated or otherwise disposed of (each, a "Transfer") by the undersigned, other than pursuant to the exchange rights with respect to the Partnership Units as set forth in the Partnership Agreement.

(d) This letter is being delivered in connection with the that certain Contribution Agreement dated as of August 28, 1997 by and between the Partnership and the undersigned (the "Contribution Agreement") and shall be construed and interpreted consistently therewith. The undersigned has read and reviewed the information which the Contribution Agreement describes as the Disclosure Statement. The undersigned acknowledges that the undersigned understands the restrictions on transfer described in such information.

(e) At the time of issuance or transfer of the Partnership Units to the undersigned, the undersigned is (check all appropriate boxes):

     a partnership, corporation, Massachusetts or similar business trust or an employee benefit plan that has total assets in excess of $5,000,000 and was not formed for the purpose of acquiring the Partnership Units; or

     a natural person whose individual net worth, or joint net worth with that person's spouse, exceeds $1,000,000; or

     a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

     a trust with total assets in excess of $5,000,000, not formed for the purpose of acquiring the Partnership Units, whose issuance or transfer of such shares is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; or

     an entity in which all of the equity owners are persons or entities that meet the descriptions set forth above.

(f) The undersigned is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer of the Partnership Units described in this letter and the Partnership Agreement. The undersigned is able to bear the economic risk of holding the Partnership Units for an indefinite period and is able to afford the complete loss of his or its investment in the Partnership Units; the undersigned has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Partnership and the business and prospects of the Partnership which the undersigned deems necessary to evaluate the merits and risks related to his or its investment in the Partnership Units.

(g) The undersigned acknowledges that he, she or it has been advised that (i) except as expressly provided in the Partnership Agreement, the Partnership Units must be held indefinitely, and the undersigned must continue to bear the economic risk of the investment in the Partnership Units unless they are subsequently registered under the Securities Act or an exemption from such registration is available, (ii) it is not anticipated that there will be any public market for the Partnership Units, (iii) Rule 144 promulgated under the Securities Act is not available with respect to the sale of any securities of the Partnership, and the Partnership has made no covenant to make such Rule available, (iv) a restrictive legend in the form hereafter set forth shall be placed on the certificates or instruments representing the Partnership Units, and (v) a notation shall be made in the appropriate records of the Partnership indicating that the Partnership Units are subject to restrictions on transfer.

(h) Each certificate or instrument representing Partnership Units shall bear the following legend:

"THE UNITS REPRESENTED BY THIS CERTIFICATE OR INSTRUMENT MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF AN AGREEMENT OF LIMITED PARTNERSHIP, DATED AS OF August [21], 1997, AS THE SAME MAY BE AMENDED OR MODIFIED FROM TIME TO TIME (A COPY OF WHICH IS ON FILE WITH THE PRICE REIT, INC.). EXCEPT AS OTHERWISE PROVIDED IN SUCH AGREEMENT, NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "SECURITIES ACT") OR (B) IF THE OPERATING PARTNERSHIP HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER."

(i) The undersigned has reviewed the Partnership Agreement, and understands that the undersigned will be bound by its terms. The undersigned further confirms that upon the execution and delivery of the Partnership Agreement or an amendment thereto, such agreement will be a valid and binding obligation of the undersigned, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting generally the enforcement of creditors' rights and general principles of equity.

The undersigned acknowledges that any sale, pledge or transfer of the Partnership Units in violation of this letter will be null and void and the certificates representing the Partnership Units will bear an appropriate restrictive legend. The undersigned also acknowledges that it is impossible to measure in money the damages which will accrue to the Partnership by reason of a failure of the undersigned to comply with the provisions of this letter. Therefore, if the Partnership shall institute any action or proceeding to enforce the provisions hereof, the undersigned agrees that the Partnership shall be entitled to injunctive relief, and the undersigned waives, and shall not allege, any claim or defense to such action or proceeding, including, without limitation, any claim or defense that the undersigned has an adequate remedy at law.

Very truly yours,

ALTAMONTE JOINT VENTURE,
a Florida general partnership

By:  RIDA Renaissance Limited Partnership,
     a Florida limited partnership and a general
     partner therein

     By:  RIDA Realty Investments of Florida,
          Inc., a Florida corporation and a
          general partner therein

          By:
          Name:
          Title:

By:  Lemac Equities, Ltd.,
     a Florida limited partnership

     By:  Lemac, Inc.,
          a Florida corporation

          By:
          Name:
          Title:



                                  Exhibit D

                                SPACE LEASES

301 East Altamonte Drive:

Space No.                    Lessee
---------                    ------
 - - - -                     Vision Works


303  E. Altamonte Drive:

Space No.                    Lessee
---------                    ------
 1000                        Boater's World
 1010                        Rida Realty Investments of Florida
 1040                        Leather Center
 1100                        Dan Howard Maternity
 1120                        Gingiss Formalwear
 1140                        Photomagic
 1180                        Orlando Magic
 1200                        Upton's
 1250                        Blockbuster Video
 1300                        Bookstop
 1425                        Artizan Hair Salon
 1550                        Differents
 1600                        Loudon Jewelers
 1700                        Factory Brand Shoes
 1800                        General Cinema


355 East Altamonte Drive:

Space No.                    Lessee
---------                    ------
 1000                        Casual Male
 1500                        Dreyfus
 1700                        Mrs. McCorvey's Pies


375 East Altamonte Drive:

Space No.                    Lessee
---------                    ------
 1000                        Ross Stores
 1600                        Bell South
 1750                        Michael's Arts and Crafts


397 East Altamonte Drive:

Space No.                    Lessee
---------                    ------
 1000                        Chili's
 1200                        Bagel Town
 1400                        Ann's Tailors
 1500                        Portfolio Furniture




                                  Exhibit E

                              SECURITY DEPOSITS


TENANT                           SECURITY DEPOSIT

------                           ----------------

Ann's Tailors                         1,507.50

Artizan Beauty Salon                  3,237.50

Bagel Town                            3,098.75

BellSouth Mobility                      - 0 -

Dan Howard Maternity                  2,000.00

Differents                            2,477.05

Leather Center                        9,900.00

Loudoun Jewelers                      1,900.00

Mrs. McCorvey's Pies                  2,187.00

Orlando Magic/Magic Fanatic           3,875.00

Photo Magic of Altamonte              1,900.00

Yum Yum's Ice Cream                   2,980.91
                                   ------------
Total Security Deposits            $ 35,063.71



                                  Exhibit F

                             SERVICE  CONTRACTS

1.  Contract between Altamonte Joint Venture and The Wackenhut Corporation.

2.  Contract between Altamonte Joint Venture and Sundown Sweeping Services.

3.  Contract between Altamonte Joint Venture and Answer Tel Answering Service.

4. Contract between Altamonte Joint Venture and R & J Associates Landscaping and Lawncare.

5.  Contract between Altamonte Joint Venture and Waste Management of Orlando.

6.  Contract between Altamonte Joint Venture and Nutech Engineering.

7.  Contract between Altamonte Joint Venture and Fain Pumping Systems.



                                  Exhibit G

                            LICENSES AND PERMITS

1. Certificates of Occupancy: (Please Note: All Certificates of Occupancy are held by each of the tenant occupants in its respective names and are not held by Landlord).

301 East Altamonte Drive:          Vision Works
303 E. Altamonte Drive:

Space No.                Current Holder
---------                --------------
1000                     Boater's World
1010                     Rida Realty Investments of Florida
1040                     Leather Center
1100                     Dan Howard Maternity
1120                     Gingiss Formalwear
1140                     Photomagic
1180                     Orlando Magic
1200                     Upton's
1250                     Blockbuster Video
1300                     Bookstop
1425                     Artizan Hair Salon
1550                     Differents
1600                     Loudon Jewelers
1700                     Factory Brand Shoes
1800                     General Cinema

355 East Altamonte Drive:

Space No.                Current Holder
---------                --------------
1000                     Casual Male
1500                     Dreyfus
1700                     Mrs. McCorvey's Pies

375 East Altamonte Drive:

Space No.                Current Holder
---------                --------------
1000                     Ross Stores
1600                     Bell South
1750                     Michael's Arts and Crafts

397 East Altamonte Drive:

Space No.                Current Holder
---------                --------------
1000                     Chili's
1200                     Bagel Town
1400                     Ann's Tailors
1500                     Portfolio Furniture


2. Sales Tax License, Certificate Number 69-01-038888-82-2 Issued by Florida Department of Revenue.






                                  Exhibit H

                                 BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that Altamonte Joint Venture, a Florida general partnership, having an address at c/o Rida Development Corporation, 5444 Westheimer, Suite 1605, Houston, Texas 77056 ("AJV"), for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by The Price REIT Renaissance Partnership, L.P., a California limited partnership, having an address at 145 South Fairfax Avenue, Fourth Floor, Los Angeles, CA 90036 ("PRRP"), has bargained and sold and by these presents does contribute, grant and convey unto PRRP without any express or implied representation or warranty, its successors and assigns, all of AJV's, right, title and interest in and to the fixtures, equipment and personal property listed in Schedule 1 attached hereto and made a part hereof and all right, title and interest of AJV in and to all other fixtures, equipment and personal property, if any, owned by AJV and Attached to and used in the operation of certain property known as and located at the Renaissance Centre, 355 East Altamonte Drive, Altamonte Springs, Florida (all of the foregoing being hereinafter collectively referred to as the "Personal Property").

TO HAVE AND HOLD the Personal Property unto PRRP, its successors and assigns, forever.


IN WITNESS WHEREOF, AJV has duly executed this Bill of Sale as of the      day
of August, 1997.


The Price REIT Renaissance Partnership, ALTAMONTE JOINT VENTURE,
L.P.,                                   a Florida general partnership
a California limited partnership
                                        By: RIDA Renaissance Limited
    By: THE PRICE REIT, INC.,               Partnership, a Florida limited
    a Maryland corporation,                 partnership and a general partner
    its general partner                     therein

    By:                                     By:  RIDA Realty Investments of
       Name:                                     Florida, Inc., a Florida
       Title:                                    corporation and a general
                                                 partner therein

                                                 By:
                                                 Name:
                                                 Title:

                                        By: Lemac Equities, Ltd.,
                                            a Florida limited partnership

                                            By:  Lemac, Inc.,
                                                 a Florida corporation

                                                 By:
                                                 Name:
                                                 Title:







                                  Schedule 1

                                      to

                                 Bill of Sale



                                  Exhibit I

                      ASSIGNMENT AND ASSUMPTION OF LEASES

THIS AGREEMENT, made this      day of August, 1997, by and between Altamonte
Joint Venture, a Florida general partnership ("Assignor"), and The Price REIT Renaissance Partnership, L.P., a California limited partnership ("Assignee").

                             W I T N E S S E T H

WHEREAS, by that certain Contribution Agreement (the "Contribution Agreement") dated as of August 28, 1997, by and between Assignor and Assignee, Assignor has agreed to contribute to Assignee on the Closing Date (as defined in the Contribution Agreement), certain property known as the Renaissance Centre located in Altamonte Springs, Florida, and more particularly described in the Contribution Agreement; and

WHEREAS, Assignor desires to assign to Assignee as of the Closing Date Assignor's interest in each and all of those certain leases set forth in
Schedule 1 annexed hereto (the "Leases"), and Assignee desires to accept such assignment and assume the obligations of the landlord under the Leases as of the Closing Date;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Leases, including, without limitation, all of the right, title and interest of Assignor in and to any security deposits, prepaid rent or other sums held by Assignor as the landlord under any of the Leases, and Assignee hereby accepts the within assignment and assumes and agrees with Assignor to perform and comply with and to be bound by all the terms, covenants, agreements, provisions and conditions of the Leases on the part of the landlord thereunder to be performed on and after the date hereof, in the same manner with the same force and effect as if Assignee had originally executed the Leases as landlord.

2. Assignor hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignee harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising out of, in connection with or accruing under the Leases before the date hereof.

3. Assignee hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignor harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising out of, in connection with or accruing under the Leases on and after the date hereof including, but not limited to, any such liabilities or expenses arising in connection with any security deposits, prepaid rent or other sums held by Assignee as the landlord under any of the Leases.

4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


The Price REIT Renaissance Partnership,  ALTAMONTE JOINT VENTURE,
L.P.,                                    a Florida general partnership
a California limited partnership
                                         By: RIDA Renaissance Limited
    By: THE PRICE REIT, INC.,                Partnership, a Florida limited
    a Maryland corporation,                  partnership and a general
    its general partner                      partner therein

    By:                                      By: RIDA Realty Investments of
       Name:                                     Florida, Inc., a Florida
       Title:                                    corporation and a general
                                                 partner therein

                                                 By:
                                                 Name:
                                                 Title:

                                         By: Lemac Equities, Ltd.,
                                             a Florida limited partnership

                                             By: Lemac, Inc.,
                                                 a Florida corporation

                                                 By:
                                                 Name:
                                                 Title:







                                 Schedule 1

                                    to

                    Assignment and Assumption of Leases



                                  Exhibit J

             ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

THIS AGREEMENT, made this      day of August, 1997, by and between Altamonte
Joint Venture, a Florida general partnership ("Assignor"), and The Price REIT Renaissance Partnership, L.P., a California limited partnership ("Assignee").

                            W I T N E S S E T H

WHEREAS, by that certain Contribution Agreement (the "Contribution Agreement") dated as of August 28, 1997, by and between Assignor and Assignee, Assignor has agreed to contribute to Assignee on the Closing Date (as defined in the Contribution Agreement), certain property known as and located at the Renaissance Centre located in Altamonte Springs, Florida, and more particularly described in the Contribution Agreement (the "Property"); and

WHEREAS, Assignor desires to assign to Assignee as of the Closing Date Assignor's interest in each and all of those certain service, maintenance, supply and management contracts set forth on Schedule 1 annexed hereto (the "Service Contracts"), and Assignee desires to accept such assignment and assume the obligations of Assignor under the Service Contracts as of the Closing Date;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignor hereby assigns, sets over and transfers unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor in, to and under the Service Contracts, and Assignee hereby accepts the within assignment and assumes and agrees with Assignor to perform and comply with and to be bound by all the terms, covenants, agreements, provisions and conditions of the Service Contracts on the part of the owner of the Property thereunder to be performed on and after the date hereof, in the same manner and with the same force and effect as if Assignee had originally executed the Service Contracts as the owner of the Property.

2. Assignor hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignee harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising out of, in connection with or accruing under the Service Contracts before the date hereof.

3. Assignee hereby unconditionally, absolutely and irrevocably agrees to indemnify and hold Assignor harmless of, from and against any and all costs, claims, obligations, damages, penalties, causes of action, losses, injuries, liabilities and expenses, including, without limitation, reasonable attorneys' fees, arising out of, in connection with or accruing under the Service Contracts on and after the date hereof.

4. This Agreement shall not be construed as an    express or implied
representation or warranty by Assignor as to the transferability of the Service Contracts, and Assignor shall have no liability to Assignee in the event that any or all of the Service Contracts (i) are not transferable to Assignee or (ii) are canceled or terminated by reason of this assignment or any acts of Assignee.

5. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


The Price REIT Renaissance Partnership, ALTAMONTE JOINT VENTURE,
L.P.,                                   a Florida general partnership
a California limited partnership
                                        By: RIDA Renaissance Limited
    By: THE PRICE REIT, INC.,               Partnership, a Florida limited
    a Maryland corporation,                 partnership and a general partner
    its general partner                     therein

    By:                                     By:  RIDA Realty Investments of
       Name:                                     Florida, Inc., a Florida
       Title:                                    corporation and a general
                                                 partner therein

                                                 By:
                                                 Name:
                                                 Title:

                                        By: Lemac Equities, Ltd.,
                                            a Florida limited partnership

                                            By:  Lemac, Inc.,
                                                 a Florida corporation

                                                 By:
                                                 Name:
                                                 Title:







                                  Schedule 1

                                      to

              Assignment and Assumption of Service Contracts






                                  Exhibit K

               ASSIGNMENT AND ASSUMPTION OF LICENSES AND PERMITS

THIS AGREEMENT, made this day of August, 1997, by and between Altamonte Joint Venture, a Florida general partnership ("Assignor"), and The Price REIT Renaissance Partnership, L.P., a California limited partnership ("Assignee").

                             W I T N E S S E T H  :

WHEREAS, by that certain Contribution Agreement (the "Contribution Agreement") dated as of August 28, 1997, by and between Assignor and Assignee, Assignor has agreed to contribute to Assignee on the Closing Date (as defined in the Contribution Agreement), certain property known as and located at the Renaissance Centre located in Altamonte Springs, Florida and more particularly described in the Contribution Agreement; and WHEREAS, Assignor desires to assign and quitclaim to Assignee as of the Closing Date Assignor's interest in those certain guaranties and warranties listed on Schedule 1 annexed hereto (the "licenses and Permits"), and Assignee desires to accept such assignment and assume the obligations, if any, of the holder, under the Licenses and Permits as of the Closing Date;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. Assignor does hereby assign and quitclaim unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor, if any, in, to and under the Licenses and Permits, and Assignee hereby accepts the within assignment and assumes the obligations, if any, of the holder under the Licenses and permits as of the Closing Date.

2. This Agreement shall not be construed as an express or implied representation or warranty by Assignor as to the transferability of the Licenses and Permits, and Assignor shall have no liability to Assignee in the event that any or all of the Licenses or Permits (i) are not transferable to Assignee or
(ii) are canceled or revoked by reason of this Assignment or any acts of Assignee.

3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


The Price REIT Renaissance Partnership,  ALTAMONTE JOINT VENTURE,
L.P.,                                    a Florida general partnership
a California limited partnership
                                         By: RIDA Renaissance Limited
    By: THE PRICE REIT, INC.,                Partnership, a Florida limited
    a Maryland corporation,                  partnership and general partner
    its general partner                      therein

        By:                                  By: RIDA Investments of Florida,
        Name:                                    Inc., a Florida corporation
        Title:                                   and a general partner therein

                                                 By:
                                                 Name:
                                                 Title:

                                         By: Lemac Equities, Ltd.,
                                             a Florida limited partnership

                                             By: Lemac, Inc.,
                                                 a Florida corporation

                                                 By:
                                                 Name:
                                                 Title:








                                  Schedule 1

                                     to

                Assignment and Assumption of Licenses and Permits





                                  Exhibit L

                  ASSIGNMENT OF GUARANTEES AND WARRANTIES

THIS AGREEMENT, made this      day of August, 1997, by and between Altamonte
Joint Venture, a Florida general partnership ("Assignor"), and The Price REIT Renaissance Partnership, L.P., a California limited partnership ("Assignee").

                            W I T N E S S E T H :

WHEREAS, by Contribution Agreement (the "Contribution Agreement") dated as of August 28, 1997, by and between Assignor and Assignee, Assignor has agreed to contribute to Assignee on the Closing Date (as defined in the Contribution Agreement), certain property known as the Renaissance Centre located in Altamonte Springs, Florida and more particularly described in the Contribution Agreement; and

WHEREAS, Assignor desires to assign and quitclaim to Assignee as of the Closing Date Assignor's interest in those certain guaranties and warranties listed on
Schedule 1 annexed hereto (the "Guarantees and Warranties") and Assignee desires to accept such assignment and assume the obligations, if any, of the holder, under the Guarantees and Warranties as of the Closing Date;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agrees as follows:

1. Assignor does hereby assign quitclaim unto Assignee to have and to hold from and after the date hereof all of the right, title and interest of Assignor, if any, in, to and under the Guarantees and Warranties, and Assignee hereby accepts the within assignment and assumes the obligations, if any, of the holder under the Guarantees and Warranties as of the Closing Date.

2. This Agreement shall not be construed as an express or implied representation or warranty by Assignor as to the transferability of the Guarantees and Warranties, and Assignor shall have no liability to Assignee in the event that any or all of the Guarantees or Warranties (i) are not transferable to Assignee or (ii) are canceled or revoked by reason of this assignment or any acts or Assignee.

3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


The Price REIT Renaissance Partnership,  ALTAMONTE JOINT VENTURE,
L.P.,                                    a Florida general partnership
a California limited partnership
                                         By: RIDA Renaissance Limited
    By: THE PRICE REIT, INC.,                Partnership, a Florida limited
    a Maryland corporation,                  partnership and a general partner
    its general partner                      therein

        By:                                  By: RIDA Realty Investments of
        Name:                                    Florida, Inc., a Florida
        Title:                                   corporation and a general
                                                 partner therein

                                                 By:
                                                 Name:
                                                 Title:

                                         By: Lemac Equities, Ltd.,
                                             a Florida limited partnership

                                             By: Lemac, Inc.,
                                                 a Florida corporation

                                                 By:
                                                 Name:
                                                 Title:







                                  Schedule 1

                                      to

                   Assignment of Guarantees and Warranties





                                Exhibit M

August   , 1997

CERTIFIED MAIL

RETURN RECEIPT REQUESTED




Attn:

     Re:  Renaissance Centre

Gentlemen:

This is to inform you that Altamonte Joint Venture, a Florida general partnership, has this day contributed the captioned premises to The Price REIT Renaissance Partnership, L.P., a California limited partnership having an address at 145 South Fairfax Avenue, Fourth Floor, Los Angeles, CA 90036, and has transferred to it all leases, security deposits and prepaid rents, if any, and other matters relating to your tenancy at the captioned premises.

After the date hereof, you should pay all rent and other amounts and direct all notices and request regarding your tenancy at the captioned premises to The Price REIT Renaissance Partnership, L.P., c/o The Price REIT, Inc., 145 South Fairfax Avenue, Fourth Floor, Los Angeles, CA 90036, Attn: Property Management Department.

Sincerely,

ALTAMONTE JOINT VENTURE,
a Florida general partnership

By:  RIDA Renaissance Limited Partnership,
     a Florida limited partnership
     and a general partner therein

     By:  RIDA Realty Investments of
          Florida, Inc., a Florida corporation
          and a general partner therein

          By:
          Name:
          Title:

By:  Lemac Equities, Ltd.,
     a Florida limited partnership

     By:  Lemac, Inc.,
          a Florida corporation

          By:
          Name:
          Title:







                                  Exhibit N

                           SPECIAL WARRANTY DEED





                                  Exhibit O

                              INSURANCE BINDER







                                  Exhibit P

                            Estoppel Certificate







                                  Exhibit Q

                            Brokerage Agreements

                                     None





                                  Exhibit R

                              FIRPTA Affidavit

NON-FOREIGN STATUS AFFIDAVIT
(Partnership)

To inform The Price REIT Renaissance Partnership, L.P., a California limited partnership (the "Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("Code") will not be required upon the transfer of certain U.S. real property to the Transferee by Altamonte Joint Venture, a Florida general partnership (the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

1.   The Transferor is not a foreign person (as that term is defined in Code
Section 1445);

2.   The Transferor's U.S. taxpayer identification number is
                             ; and

3.   The Transferor has a permanent place of business in                    .

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true and correct, and I further declare that I have authority to sign this document on behalf of the Transferor.

August   , 1997.

TRANSFEROR:

ALTAMONTE JOINT VENTURE
a Florida general partnership

By:  RIDA Renaissance Limited Partnership,
     a Florida limited partnership and
     a general partner therein

     By:  RIDA Realty Investments of
          Florida, Inc., a Florida corporation
          and a general partner therein

          By:
          Name:
          Title:

By:  Lemac Equities, Ltd.,
     a Florida limited partnership

     By:  Lemac, Inc.,
          a Florida corporation

          By:
          Name:
          Title:







                                  Schedule 1.05

                    Vanilla Shell Construction Provisions




                              Schedule 4.04

                        Tax Proration Exceptions



Tenant                           Prorata Share of Center

Chili's                                     2.21%

General Cinema                             12.34%

Portfolio Furniture                        11.44%

Ross Stores                                 8.85%

Uptons                                     22.13%

Vision Works                                2.49%

Total Prorata Property Tax                 59.46%


Thus, the tax proration is to be calculated on 40.54% of the gross amount of property taxes due annually.